"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."


                     IPA MEDICARE SHARED RISK SERVICES AGREEMENT

                                       BETWEEN

                               PACIFiCARE OF CALIFORNIA

                                         AND

                             PROSPECT MEDICAL GROUP, INC.

                                      PACIFICARE
                     IPA MEDICARE SHARED RISK SERVICES AGREEMENT

        THIS IPA MEDICARE SHARED RISK SERVICES AGREEMENT is made and entered into this first day of July 1, 1996, by and between PACIFICARE, INC. ("PacifiCare"), a California corporation, and Prospect Medical Group, Inc. ("IPA"), with reference to the following facts:

         A. PacifiCare operates a prepaid medical service plan which arranges for certain Health Care Services to be provided to persons eligible to receive benefits who are enrolled as Subscribers in the Secure Horizons Medical and Hospital Plan in a manner consistent with the laws of the United States and the State of California.

         B. PacifiCare desires to provide a quality direct service prepaid health delivery system which maximizes the utilization of innovative methods to promote the efficient, economical delivery of health care, and to develop and implement programs of health education and health maintenance for its Subscribers.

         C. PacifiCare has a contract with the Health Care Financing Administration ("HCFA") of the United States Government to provide Medicare benefits to eligible persons.

         D. IPA has as its primary objective the delivery of health services through agreements and active participation with individual physicians, medical groups and/or clinics and their physicians, and other related health professionals and technicians, all of which are licensed in the State of California.

         E. IPA and its Member Physicians desire to participate in PacifiCare's prepaid health service delivery system by providing or arranging Health Care Services in coordination with PacifiCare, its Subscribers and Hospitals on a prepaid basis.

         F. PacifiCare and IPA, on behalf of IPA and its Member Physicians, deem it in their best interests to enter into a renewable Agreement, whereby IPA agrees to provide or arrange for ("provide") Health Care Services to PacifiCare Subscribers enrolled in the Secure Horizons Medical and Hospital Plan.

          NOW, THEREFORE, it is as agreed as follows:

1. DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the definitions contained in this Section 1:

         1.01 AGREEMENT - is this PacifiCare IPA Medicare Shared Risk Services Agreement, dated as stated above, and all attachments, addendums and amendments hereto.

         1.02 CAPITATION PAYMENTS - are payments made to IPA by PacifiCare on a prepaid basis for the Medical Services to be provided under this Agreement.

         1.03 CATASTROPHIC CASE - is any single medical condition, including complications arising from such medical condition, where the total cost of Health Care Services to treat such condition is expected to exceed [ ** ] per condition, regardless of payment source.

         1.04 CONFORMANCE REQUEST - is a written request made by PacifiCare to IPA to correct the performance of an IPA Member Physician or Specialist Physician to conform to the provisions of this Agreement.

         1.05 COPAYMENTS - are charges pursuant to the Secure Horizons Medical and Hospital Plan which may be charged to the Subscriber by IPA at the time of the provision of Medical Services which are in addition to the Capitation Payments made to IPA by PacifiCare.

         1.06 COST OF CARE - is the value of Medical Services as defined in this Agreement and as calculated pursuant to the formula set forth in Attachment A4, incorporated in full herein by reference.

         1.07 ELIGIBILITY LIST - is a list of Subscribers to whom IPA shall provide Medical Services.

         1.08 EMERGENCY SERVICES - are those Health Care Services that are provided for the treatment of acute injury or illness requiring immediate medical attention and which threaten life or limb, or which involve uncontrollable bleeding, or loss of consciousness, or which cannot be delayed without possible serious effects on the health of the Subscriber.

         1.09 HCFA - is the Health Care Financing Administration, an administrative agency of the United States Government.

         1.10 HEALTH CARE SERVICES - are all authorized services to which Subscribers are entitled under the Secure Horizons Medical and Hospital Plan, including Medical Services, Hospital Services and Emergency Services.

         1.11 HOSPITAL - is an acute care facility (or facilities), located in the IPA Service Area, licensed as an acute care hospital under the laws of the State of California and which has entered into a written agreement with PacifiCare to provide Hospital Services to Subscribers.

         1.12 HOSPITAL DAY - is any period up to twenty-four (24) hours commencing at 12:00 a.m. or 12 p.m., whichever is used by Hospital, during which a Subscriber is eligible to receive Hospital Services and actually receives Hospital Services from Hospital.

         1.13 HOSPITAL SERVICES - are the Health Care Services described in Attachment A1, incorporated in full herein by reference, which Hospital and other providers shall provide to Subscribers pursuant to the Secure Horizons Medical and Hospital Plan.

         1.14 IPA - is the medical group or independent practice association identified in the first paragraph of this Agreement and its Member Physicians, all of whom are licensed to practice medicine or osteopathy in the State of California at the IPA Facilities.

         1.15 IPA FACILITIES - are those facilities whose locations are listed in Attachment F, attached hereto and incorporated in full herein by reference, where Medical Services shall be available to Subscribers pursuant to this Agreement.

         1.16 IPA SERVICE AREA - is the geographical area within a thirty (30) mile radius of each IPA Facility. The thirty (30) mile radius commences with the address of an IPA Facility and extends for thirty (30) miles over the shortest route using public streets and highways.

         1.17 MEDICAL SERVICES - are all authorized Health Care Services to which Subscribers are entitled under the Secure Horizons Medical and Hospital Plan, some of which are summarized in Attachment A2, incorporated in full herein by reference.

         1.18 MEDICALLY NECESSARY SERVICES - are Health Care Services which are required by Subscriber as determined by IPA in accordance with accepted medical and surgical practices and standards in the community and the professional standards recommended by PacifiCare's Quality Assurance Committee and Utilization Review Committee.

         1.19 MEMBER PHYSICIANS - are physicians, surgeons and osteopaths, licensed to practice medicine in the State of California, who have an ownership interest in, are employed by, or contract with, IPA.

         1.20 MONTHLY HCFA PAYMENT - is the revenue received by PacifiCare each month from HCFA, as determined by HCFA, for the Health Care Services each Subscriber is to be provided minus any Benefit Withhold.

         1.21 OUTSIDE PROVIDERS - are licensed physicians, surgeons, osteopaths, paramedical personnel, hospitals and other health care facilities which provide or arrange Health Care Services to Subscribers eligible to receive benefits under the Secure Horizons Medical and Hospital Plan but which do not have written agreements with IPA and which are not Specialist Physicians.

         1.22 PARTICIPATING MEDICAL GROUP - includes IPA and its Member Physicians and is any group of duly-licensed doctors of medicine or osteopathy which has entered into a written agreement with PacifiCare to provide Medical Services to Subscribers in conjunction with the Secure Horizons Medical and Hospital Plan.

         1.23 PRO PROGRAM - is the provider utilization review program developed by HCFA for providers of Medical Services.

         1.24 QUALITY ASSURANCE COMMITTEES - are committees separately established by IPA and PacifiCare which shall separately establish, maintain and perform quality assurance review of Health Care Services provided to Subscribers as reasonably required by PacifiCare, the State of California, the Department of Corporations or Health and Human Services, HCFA, the Office of Qualification and Compliance, or any other governmental agencies with regulatory or enforcement jurisdiction over PacifiCare or this Agreement.

         1.25 RETIREE SUBSCRIBER - is a Subscriber enrolled in the Secure Horizons Retiree Health Plan, who meets all the eligibility requirements for membership in such plan and for whom all applicable premiums have been paid and received by PacifiCare.

         1.26 RISK REIMBURSEMENT PLAN - is PacifiCare's Medicare Medical and Hospital Services Plan under which PacifiCare contracts with Medicare to be reimbursed on a per capita basis for each class of Medicare beneficiary enrolled in the plan.

         1.27 SECURE HORIZONS MEDICAL AND HOSPITAL PLAN - is the prepaid health services plan offered by PacifiCare as described in the Secure Horizons medical and Hospital Subscriber Agreement, and attachments, addendums and amendments thereto, a copy of which is attached hereto as Attachment B and incorporated in full herein by reference. For purposes of this Agreement, the Secure Horizons Medical and Hospital Plan shall include the Secure Horizons Retiree Health Plan.

         1.28 SECURE HORIZONS RETIREE HEALTH PLAN - is the health benefits plan available for Retiree Subscribers. The benefits of the Secure Horizons Retiree Health Plan are attached hereto as Attachment B and incorporated herein by reference.

         1.29 SPECIALIST PHYSICIANS - are physicians who have written agreements with IPA to provide Medical Services to Subscribers on a referral basis and who do provide such Medical Services at offices or facilities which are not IPA Facilities.

         1.30 SUBSCRIBER - is an individual who is enrolled in the Secure Horizons Medical and Hospital Plan, who meets all the eligibility requirements for membership in such plan and for whom all applicable Member Premiums have
been paid and received by PacifiCare.    For purposes of this Agreement,
Subscribers shall include Retiree Subscribers.

         1.31 SUBSCRIBER PREMIUMS - are charges pursuant to the Secure Horizons Medical and Hospital Plan which, if applicable, are required to be paid by Subscribers to PacifiCare on a monthly basis in order for Subscribers to receive Health Care Services.

         1.32 SURCHARGES - are additional fees not disclosed to the Subscriber for Health Care Services and which are not allowable Copayment charges.

         1.33 URGENTLY NEEDED SERVICES - are Health Care Services which are required without delay, in order to prevent serious deterioration of Subscribers health as the result of an unforeseen illness or injury while the Subscriber is temporarily absent from the IPA Service Area.

         1.34 UTILIZATION REVIEW COMMITTEE - is an IPA committee of at least three (3) Member Physicians which is established and maintained, in accordance with the provisions of Section 3.13 herein, to develop a utilization control program outlining procedures for the efficient use of resources, consistent with state and federal law, for the rendition of Health Care Services. The Utilization Review Committee shall review elective Referrals and hospital admissions on a concurrent and prospective basis and Emergency Services, Urgently Needed Services and hospital admissions on a retrospective basis.

         1.35 BENEFIT WITHHOLD - is the portion of the HCFA revenue received and retained by PacifiCare each month as outlined in Attachment C, which is earmarked for provision of benefits to Subscribers which are offered in addition to Health Care Services.

         1.36 PACIFICARE GROUP COMMERCIAL PLAN - is the PacifiCare Health Plan sold to employer groups, associations with employer group participation and unions.

         1.37 PACIFICARE INDIVIDUAL PLAN - is the PacifiCare Health Plan sold to individuals.

         1.38 PACIFICARE LIMITED NETWORK COMMERCIAL PLAN - is a PacifiCare Group Commercial Plan under development which will rely primarily upon Participating Medical Groups designated as Strategic Allies for the delivery of Medical Services to Subscribers.

         1.39 PACIFICARE WORKERS' COMPENSATION PLAN - is the PacifiCare plan which arranges health care services on a non-capitated basis to covered employees who incur a work-related injury or illness utilizing managed care principles. For purposes of this Agreement, the PacifiCare Workers' Compensation Plan does not include PacifiCare's capitated workers' compensation plan known as COMPREMIER.

         1.40 PROSPECT MEDICAL GROUP, INC. NETWORKS - are those networks of Member Physicians listed in Attachment F.

         1.41 SECURE HORIZONS HEALTH PLAN - is the Medicare-risk plan sold by PacifiCare to Medicare-eligible individuals.

         1.42 STRATEGIC ALLIANCE EFFECTIVE DATE - July 1, 1996

         1.43 ST. JUDE NETWORK - defined as consisting of North Orange County St. Jude Medical Group IPA, St. Jude Heritage Medical Group and St. Jude Medical Center.

2.       RELATIONSHIP OF PARTIES

         2.01 IPA PARTICIPATION - The execution of this Agreement shall qualify IPA to participate in the providing and arranging of Health Care Services to Subscribers pursuant to the terms of the Secure Horizons Medical and Hospital Plan, as amended from time to time. Subject to Section 12.11 herein, PacifiCare shall notify IPA of any material amendments to the Secure Horizons Medical and Hospital Plan, which amendments shall become effective upon thirty (30) days written notice by PacifiCare to IPA, and IPA has not objected to PacifiCare in writing within the thirty (30) day period to be bound by such amendments. IPA approval of such amendments shall not be unreasonably withheld. If IPA does provide PacifiCare reasonable written objection to be bound by such amendments within the thirty (30) day period, such amendments to the Secure Horizons Medical and Hospital Plan shall have no force or effect on IPA.

         2.02 LIABILITY FOR OBLIGATION - Notwithstanding any other section or provision of this Agreement, nothing contained herein shall cause either party to be liable or responsible for any debt, liability, or obligation of the other party or any third party, unless such liability or responsibility is expressly assumed by the party sought to be charged therewith. Each party shall be solely responsible for and shall indemnify and hold the other party harmless against any obligation for the payment of wages, salaries or other compensation (including all state, federal and local taxes and mandatory employee benefits), insurance and voluntary employment-related or other contractual or fringe benefits as may be due or payable by the party to or on behalf of such party's employees, agents and representatives.

         2.03 INDEPENDENT CONTRACTOR - The relationship between PacifiCare and IPA is an independent contractor relationship. Neither IPA nor members, partners, employees or agents of IPA are employees or agents of PacifiCare and neither PacifiCare nor any employee or agent of PacifiCare is a member, partner, employee or agent of IPA. As such, all medical decisions are rendered solely by IPA and not by PacifiCare. IPA is solely responsible for all Medical Services arranged by IPA and provided to Subscribers. None of the provisions of this Agreement shall be construed to create a relationship of agency, representation, joint venture, ownership, control of employment between the parties other than that of independent parties contracting solely for the purpose of effectuating this Agreement.

         2.04 DUTY TO DEFEND AND INDEMNIFY - To the extent not covered by insurance maintained by PacifiCare, whether because of liability in excess of the policy limits or because of the occurrence of a non-insured event, IPA shall defend, indemnify and hold harmless PacifiCare from and against any claim, loss, damage, cost, expense or liability arising out of or related to the performance or nonperformance by IPA, its Specialist Physicians or employees of any Health Care Services to be performed or arranged by IPA under this Agreement. It is understood and agreed by PacifiCare that the foregoing indemnification obligation is in no way whatsoever intended to reduce or eliminate any insurance coverage maintained by IPA and that PacifiCare shall be entitled to indemnification from IPA only for claims, losses, damages, costs, expenses or liabilities in excess of the applicable insurance policy limits or arising from uninsured events or occurrences.

         To the extent not covered by insurance maintained by IPA, whether because of liability in excess of the policy limits or because of the occurrence of a non-insured event, PacifiCare shall defend, indemnify and hold harmless IPA from and against any claims, loss damage, cost, expense or liability arising out of or related to the performance or nonperformance of PacifiCare, its employees or agents of any service to be performed or provided by PacifiCare under this Agreement. It is understood and agreed by IPA that the foregoing indemnification obligation is in no way whatsoever intended to reduce or eliminate any insurance coverage maintained by PacifiCare and that IPA shall be entitled to indemnification from PacifiCare only for claims, losses, damages, costs, expenses or liabilities in excess of the applicable insurance policy limits or arising from uninsured events or occurrences.

3.       DUTIES OF IPA

         3.01 IPA RESPONSIBILITIES - IPA agrees to arrange for or provide Health Care Services twenty-four (24) hours a day in coordination with PacifiCare and with Hospital and other providers, as necessary, for each Subscriber who has designated IPA as his or her Participating Medical Group. IPA shall be financially responsible for all Medical Services specified in Attachment A2, incorporated in full herein by reference, provided to Subscribers for whom IPA is to receive a monthly Capitation Payment from PacifiCare based upon the PacifiCare provided Eligibility List. IPA shall be responsible for determining whether Subscribers are eligible for Health Care Services on the basis of the most current Eligibility List supplied to IPA by PacifiCare. Updated eligibility information shall be available from PacifiCare as needed on the basis of the most current information supplied PacifiCare by HCFA.

          3.02 STANDARDS - All Medical Services arranged for or provided by IPA and its Member Physicians shall be provided by professional personnel and at physical facilities according to generally accepted standards of medical practice and management in the community. IPA further agrees to provide or arrange for Referrals to Specialist Physicians and facilities as are necessary, appropriate, and in accordance with generally accepted standards of medical practice in the community in compliance with the standards developed by PacifiCare's Quality Assurance Committee. If IPA contracts with Specialist Physicians to provide Medical Services under this Agreement, IPA shall require such Specialist Physicians to provide IPA with the credentialing information set forth herein. IPA shall obtain and maintain information concerning each Member Physician's and Specialist Physician's education, training, references, malpractice liability insurance, hospital staff status, hospital clinical privileges, and hospital staff reappointment dates. Such information shall be kept in a form prescribed by or acceptable to PacifiCare. Upon request, the credentialing information shall be made available to PacifiCare for review or copying.

         IPA acknowledges and agrees that it shall report Member Physicians or Specialist Physicians as required by the California Business and Professions Code Section 805 ("Section 805"). IPA further agrees to maintain and demonstrate to PacifiCare upon request compliance with the following:

                     3.02.01 IPA shall ensure that its Member Physicians and Specialist Physicians are licensed by the State of California and have current Drug Enforcement Agency ("DEA") registration. IPA shall immediately notify PacifiCare in writing of any of the following actions taken by or against a Member Physician or Specialist Physician: (i) the surrendering, revocation, or suspension of a license; (ii) the surrendering, revocation, or suspension of current DEA registration; (iii) any filing pursuant to Section 805; (iv) any filing pursuant to the National Practitioner Data Bank; (v) the filing of any malpractice claim of more than [ ** ]; and (vi) a change in hospital staff status or hospital clinical privileges, including any restrictions or limitations.

                     If IPA fails to obtain and maintain the information set forth in Paragraph 3.02 or fails to immediately notify PacifiCare as set forth in this Paragraph 3.02.01, IPA shall indemnify and hold harmless PacifiCare from and against any claim, loss, damage, cost, expense or liability arising out of or related to such nonperformance by IPA, its Member Physicians, Specialist Physicians or employees.

                     3.02.02 In the event that it is determined by PacifiCare that IPA does not obtain and maintain the information set forth in paragraph 3.02, IPA agrees to assist PacifiCare in obtaining credentialing information concerning each Member Physician's and Specialist Physician's education, training, references, malpractice liability insurance, hospital staff status, hospital clinical privileges, and hospital staff reappointment dates. IPA shall obtain from each Member Physician and Specialist Physician a signed waiver, acceptable to PacifiCare, allowing PacifiCare access to such credentialing information at any acute care hospital or health care facility. If IPA is unable to obtain a signed waiver from a Member Physician or Specialist Physician, IPA shall obtain the credentialing information directly from the acute care hospital or health care facility and make such information available to PacifiCare upon request for review and copying.

                     3.02.03 IPA agrees to provide access to continuing education programs for its Member Physicians and Specialist Physicians in accordance with the standards established by the California Medical Association for continuing education. The content and delivery of such continuing education programs shall be in the discretion and judgement of IPA, in order to maintain high standards for the delivery of Medical Services pursuant to this Agreement. IPA further agrees to gather, correlate, and distribute to its Member Physicians and Specialist Physicians, information regarding professional medical activities and developments which IPA believes may be of assistance in providing Medical Services pursuant to this Agreement.

                     3.02.04 IPA agrees to provide reasonable evidence that all nurses and other ancillary and paramedical personnel who are employed by and contract with IPA or Specialist Physicians are properly licensed by the State of California.

         3.03 INSURANCE - IPA shall maintain professional liability insurance and general liability insurance in the minimum amounts of one million dollars ($1,000,000) per person, three million dollars ($3,000,000) per occurrence coverage, and three million dollars ($3,000,000) combined single limits coverage, for its agents and employees, as applicable. In the event IPA procures a claims made policy as distinguished from an occurrence policy, IPA shall procure and maintain prior to termination of such insurance continuing "tail" coverage, unless successor policy coverage provides such "tail" protection. IPA shall provide PacifiCare with evidence of such insurance coverage upon PacifiCare's request. IPA shall immediately notify PacifiCare of any material changes in insurance coverage and shall provide a certificate of such insurance coverage to PacifiCare upon PacifiCare's reasonable request. In the event IPA contracts with independent contractor physicians to provide Medical Services under this Agreement, IPA will require such independent contractor physicians and their agents to maintain professional liability insurance and general liability insurance in the minimum amounts as is usual and customary in the community.

          3.04 REFERRALS - IPA shall refer Subscribers in need of specialty care services only with the approval of the IPA Utilization Review Committee. However, in the event that Emergency Services are required, IPA shall comply with Section 3.05 below.

          3.05 HOSPITAL ADMISSIONS - Whenever IPA determines that a Subscriber on IPA's eligibility list requires Hospital Services which are not Emergency Services, IPA shall arrange for such Hospital admissions and outpatient surgeries through the IPA's Utilization Review Committee and its developed utilization review program. IPA and its Member Physicians shall not serve as admitting physicians for any Subscriber without such prior approval except in the event that Emergency Services are required. If IPA or a Member Physician admits a Subscriber to a Hospital for Emergency Services, IPA shall notify PacifiCare of such admission within the time frames as required in the PacifiCare Provider Policies and Procedures Manual, attached hereto as Attachment D and incorporated in full herein by reference. Admissions for Emergency Services or Urgently Needed Services shall be made to hospitals contracting with PacifiCare, if possible.

          3.06 ELIGIBILITY LIST - IPA shall accept as patients those Subscribers who are on IPA's eligibility list provided by PacifiCare to IPA. Member Physicians and IPA shall be entitled to rely on the most current provider list until a new list has been provided to IPA. IPA understands that in order to update the eligibility list, PacifiCare is dependent on the receipt of information from HCFA.

          3.07 COLLECTION OF CHARGES FROM SUBSCRIBERS - IPA shall collect applicable Copayments from Subscribers upon the rendition of Medical Services to Subscribers pursuant to the Secure Horizons Medical and Hospital Plan. With the exception of Copayments and charges for non-covered services delivered on a fee-for-service basis to Subscribers, IPA shall in no event, including, without limitation, to non-payment by PacifiCare, insolvency of PacifiCare, or breach of the Agreement, bill, charge, collect and deposit, or attempt to bill, charge, collect or receive any form of payment, from any Subscriber for Medical Services provided pursuant to this Agreement and for which Subscriber is entitled under the Secure Horizons Medical and Hospital Plan in effect for such Subscriber.

          IPA shall not maintain any action at law or equity against a Subscriber to collect sums owed by PacifiCare to IPA. Upon notice of any such charge, PacifiCare may terminate this Agreement consistent with the provisions contained in Section 7.01.02 and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring IPA and Specialist Physicians to return all sums collected as Surcharges from Subscribers or their representatives. Nothing in this Agreement, however, shall be construed to prevent IPA from providing non-covered Medical Services on a usual and customary fee-for-service basis to Subscribers.

          IPA's obligations regarding the collection of charges from Subscribers shall survive the termination of this Agreement with respect to Medical Services provided during the term of the Agreement without regard to the cause of termination of this Agreement.

          3.08 COLLECTION OF CHARGES FROM THIRD PARTIES WHEN MEDICARE NOT THE PRIMARY PAYOR - IPA and Member Physicians accept payment from PacifiCare (plus applicable Copayments) for Medical Services as provided herein as full payment for such Medical Services from PacifiCare except as provided herein; provided however, when Medicare is not the primary payor for Medical Services, such as when the Subscriber is entitled to payment from another third party or for payment for a Workers' Compensation claim, or from other primary insurance coverage maintained by Subscriber, IPA and Member Physicians shall make no demand upon PacifiCare for reimbursement under the Individual Subscriber Stop Loss Program as specified in Attachment A3 hereto until all primary sources of payment have been pursued and it is determined that full payment cannot be obtained within the (10) months from the date of the provision of Medical Services.

          For purposes of accomplishing the intent of this Section 3.08, PacifiCare hereby assigns to IPA for collection, any claims or demands against third parties for amounts due for Medical Services provided by IPA pursuant to this Agreement, subject to the following conditions:

                    3.08.01 IPA shall utilize lien forms which are provided by PacifiCare in the PacifiCare Policies and Procedures Manual or which have been approved in advance by PacifiCare. IPA shall notify PacifiCare each time it pursues and each time it obtains a signed lien from a Subscriber.

                    3.08.02 IPA shall not commence any legal or equitable action against a third party without obtaining the prior written consent of
PacifiCare.   It is agreed that collection or demand letters consistent with the
PacifiCare Provider Policies and Procedures Manual shall not constitute the commencement of legal or equitable action. Under no circumstances shall IPA commence any legal action against a Subscriber.

                    3.08.03 IPA shall defend, indemnify and hold PacifiCare harmless for all actions by IPA which relate to collections of an account pursuant to this Section 3.08.

                    3.08.04 IPA shall perform such collection activities consistent with the procedures set forth in the PacifiCare Provider Policies and Procedures Manual.

                    3.08.05 PacifiCare may immediately rescind such assignment on a claim-by-claim basis for any reason by providing written notice of recision to IPA.

                    In the event IPA receives payment from a third party after receipt of payment from PacifiCare, IPA shall reimburse PacifiCare to the extent that the combined amounts received from all payors exceeds [ ** ]
 of IPA's usual and customary fee-for-service charges.

          3.09 DUTIES OF IPA UPON TERMINATION DURING PHASE-OUT PERIOD-Should this Agreement be terminated by IPA pursuant to Section 7.01.01(a) or Section 7.01.01(b), IPA shall be released of its obligation to continue to provide or arrange for Health Care Services to Subscribers during the phase-out period as stated in this Section 3.09. If this Agreement is terminated for any other reason by either party or if this Agreement terminates at the end of the Initial Term or any renewal term, IPA shall not be released of its obligation to continue to provide or arrange for Health Care Services to Subscribers during the phase-out period, which phase-out period shall end on the earlier of:

                    3.09.01 Three (3) months from the effective date of termination of this Agreement, or

                    3.09.02 The date PacifiCare has secured the transfer of Subscribers to another medical group, individual practice association, or physician for further treatment, and has notified IPA of such transfer in writing.

                    Compensation during the phase-out period shall be at the Capitation Rates set forth in Attachment C hereto.

          3.10 CONTINUING CARE RESPONSIBILITIES - IPA and Member Physicians shall provide or arrange for Health Care Services to Subscribers for the term of this Agreement in accordance with Section 3.01 hereof. In the event of termination of this Agreement and the expiration of IPA's duty to provide or arrange for Health Care Services during the phase-out period pursuant to Section 3.09, if applicable, IPA and Member Physicians shall continue to provide or arrange for Health Care Services to Subscribers until the effective date of transfer of such Subscribers to another Participating
Medical Group for further treatment and written notice of such transfer has been provided by PacifiCare to IPA. If a Subscriber's care cannot be transferred for the reason of hospitalization of Subscriber, continuity of care, or other legally required medical treatment reasons, IPA shall continue to provide or arrange for Health Care Services for such Subscriber until PacifiCare, through consultation with the Subscriber's attending participating physician, has made provision for the transfer of such Subscriber to another participating provider for further Health Care Services and has notified IPA of such transfer in writing. The payment provisions for any continued Medical Services after expiration of the phase-out period shall be the lesser of [ ** ] of the usual and customary fees of the Member Physician or Specialist Physician or the Cost of Care as set forth in Attachment A4.

          Notwithstanding the above or any other provisions of this Agreement to the contrary, IPA agrees that in the event PacifiCare ceases operations for any reason, including insolvency, IPA shall provide Medical Services and shall not bill, charge, collect or receive any form of payment from any Subscriber or have any recourse against a Subscriber for Medical Services provided after PacifiCare ceases operation. This continuation of Medical Services obligation shall be for the period for which Subscriber Premiums have been paid, but shall not exceed a period of thirty (30) days, except for those Subscribers who are hospitalized on an inpatient basis as provided below.

          In the event PacifiCare ceases operations or IPA terminates this Agreement on the basis of PacifiCare's failure to make timely Capitation Payments, IPA shall continue to arrange for Health Care Services to those Subscribers who are hospitalized on an inpatient basis at the time PacifiCare ceases operations or IPA terminates the Agreement until such Subscribers are discharged from the hospital. IPA may file a claim with PacifiCare for such Health Care Services at [ ** ] of IPA's usual and customary fee for service charges then in effect.

          IPA agrees that the provisions of this Section 3.10 and IPA's obligations herein shall survive the termination of this Agreement without regard to the cause of termination of the Agreement, and shall be construed to be for the benefit of the Subscribers.

          3.11 STAFF PRIVILEGES - IPA agrees to have its Member Physicians seek and obtain (and provide evidence of) staff privileges or other appropriate access to Hospital.

          3.12 ADMINISTRATIVE GUIDELINES - IPA agrees to perform its duties under this Agreement in a manner consistent with the reasonable administrative guidelines provided by PacifiCare, in its Provider Policies and Procedures Manual, attached hereto as

Attachment D and incorporated in full herein by reference. Subject to Section
12.12 herein, PacifiCare shall notify IPA of any material amendments to the administrative guidelines, which amendments shall become effective upon thirty
(30) days written notice by PacifiCare to IPA if IPA has not objected to PacifiCare in writing within the thirty (30) day period to be bound by such amendments. IPA approval of such amendments shall not be unreasonably withheld. If IPA does provide PacifiCare reasonable written objection to be bound by such amendments within the thirty (30) day period, such amendments to the PacifiCare Health Plan shall have no force or effect on IPA.

          3.13 UTILIZATION REVIEW - IPA agrees to participate with PacifiCare in an ongoing utilization review program to promote efficient use of resources. The IPA's Utilization Review Committee shall meet as frequently as necessary but at least weekly. The Utilization Review Committee shall keep minutes of the committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to IPA. IPA and PacifiCare shall jointly implement a utilization review system whereby IPA shall notify PacifiCare of any hospital or skilled nursing facility admissions. A member of the PacifiCare medical services staff may participate in IPA's Utilization Review Committee meetings.

          3.14 QUALITY OF HEALTH CARE - IPA agrees to assure quality of Medical Services by:

                    3.14.01 Assigning PacifiCare Subscribers only to Member Physicians, Specialist Physicians or Outside Providers meeting quality health care standards;

                    3.14.02 Inspecting the premises and facilities of its Member Physicians on a regular basis and allowing PacifiCare to participate in such inspections upon ten (10) days written notice.

          3.15 QUALITY ASSURANCE AND REMEDIAL PROCEDURES - IPA shall cooperate with PacifiCare in the operation of PacifiCare's quality assurance program and IPA shall perform quality assurance review of Health Care Services as brought before IPA internally or from PacifiCare's Quality Assurance Committee, the Department of Corporations, the Department of Health and Human Services, HCFA and any other governmental agencies with regulatory or enforcement jurisdiction over this Agreement. IPA shall establish and maintain a Quality Assurance Committee which shall meet at least monthly. A member of the PacifiCare medical services staff may participate in IPA's Quality Assurance Committee meetings. The IPA Quality Assurance Committee shall keep minutes of the committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to IPA. The task of the Quality Assurance Committee may be assumed by the Utilization Review Committee described in
Section 3.13; however, in such event, the

Utilization Review and Quality Assurance Committees must hold separately convened meetings and the minutes of each meeting must be separately maintained.

          IPA shall, at the written request of PacifiCare, make available one
(1) Member Physician from IPA to attend the PacifiCare Quality Assurance Committee meetings. The intent of this Section is to have at least one Member Physician from IPA serve for six (6) months on the PacifiCare Quality Assurance Committee during a three (3) year period. IPA shall develop written procedures for remedial action whenever it is determined by PacifiCare's Quality Assurance Committee that inappropriate or substandard Health Care Services have been furnished or Health Care Services that should have been furnished have not been furnished. Upon request, PacifiCare shall assist IPA in the formulation of such remedial procedures.

          3.16 COMPLIANCE WITH CIVIL RIGHTS LAWS - IPA shall comply with Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975.

          3.17 RECIPROCITY AGREEMENTS - IPA agrees to develop agreements among PacifiCare's Participating Medical Groups to assure reciprocity of health care among the Participating Medical Groups for PacifiCare Subscribers. IPA shall accept non-emergency or specialty Referrals from such other Participating Medical Groups and such other Participating Medical Groups shall be required to accept non-emergency or specialty Referrals from IPA. Payment for the foregoing Referrals shall be no greater than the Cost of Care Rates described in Attachment A4.

          3.18 INDIVIDUAL STOP-LOSS PROGRAM - The purpose of PacifiCare's Individual Stop-Loss Program ("ISL") is to limit IPA's costs per Subscriber per Year to a specified amount (the deductible) in return for a payment of an ISL Premium. IPA shall purchase Individual Stop Loss Protection coverage from an outside carrier and/or maintain adequate reserves to ensure coverage of Catastrophic Cases in lieu of participating in PacifiCare's Individual Stop Loss Program. Such Individual Stop Loss Protection and/or reserves shall be subject to PacifiCare's review. Upon PacifiCare's request, IPA shall provide PacifiCare with evidence of Individual Stop Loss Protection and/or reserves adequate to cover Catastrophic Cases. In the event IPA fails to make arrangements which meet the satisfaction of PacifiCare, PacifiCare may, by providing thirty (30) days notice to IPA, require IPA to purchase Individual Stop Loss Protection coverage through PacifiCare at the rates charged by PacifiCare for other Participating IPAs. Notwithstanding Section 12.12, PacifiCare may amend the ISL Premium and ISL Deductible on the Individual Stop Loss Program coverage offered to Participating IPAs on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.

Individual Stop Loss claims for ISL purchased through PacifiCare's Individual Stop Loss program shall be calculated at the Cost of Care values as set forth in Attachment A4, of this Agreement.

          3.19 OTHER CONTRACTUAL COMMITMENTS - IPA represents and assures PacifiCare that contractual commitments with other HMOs, competitive medical plans and health related entities do not restrict or impair IPA from performing its duties under this Agreement.

          3.20 DISSEMINATION OF INFORMATION - IPA agrees that PacifiCare may use IPA's name, address, telephone number, and a listing of IPA's Member Physicians in any informational material routinely distributed to Subscribers and for other purposes related to the administration of the Secure Horizons Medical and Hospital Plan as an indication of IPA's willingness to provide or arrange Health Care Services to Subscribers.

          Prior to listing or otherwise referencing PacifiCare in any promotional or advertising brochures, media announcements or other advertising or marketing material, IPA shall first obtain the prior consent of PacifiCare, such consent not to be unreasonably withheld.

          3.21 WRITTEN AGREEMENTS - IPA shall secure written agreements, consistent with the terms of this Agreement and in compliance with all state and federal law, with all Member Physicians and Specialist Physicians regularly utilized as a part of IPA's referral system.

          3.22 MEDICAL CARE CRITERIA - IPA shall utilize the criteria for medical care that is established or approved by PacifiCare's Quality Assurance Committee as a standard reference in determining appropriate lengths of stay for hospitalized Subscribers or appropriate utilization patterns for referral to specialty services.

          3.23 NONDISCRIMINATION - IPA represents and assures that Health Care Services are provided or arranged for Subscribers in the same manner as such services are provided to IPA's other patients, except as required pursuant to this Agreement. Subscribers shall not be subject to any discrimination whatsoever by IPA in regards to access to Health Care Services.

          3.24 ACCOUNTS PAYABLE SYSTEM - IPA agrees to operate its accounts payable system in a manner which assures that providers of authorized Medical Services who are Member Physicians and non-Member Physicians receive payment for Medical Services rendered to Subscribers within the timeframe specified by Federal regulation. For a claim which is contested or is not "clean", either payment must be made to the Member Physician or non-Member Physician, or an initial determination notice must be sent to the Subscriber within sixty (60) calendar days of IPA's receipt of such claim from Member Physicians and non-Member Physicians. Any denied claim which is afterwards determined by HCFA as payable and which falls under IPA financial responsibility, must be paid by IPA upon notice and/or receipt of claim. In the event IPA fails to meet the payment timelines discussed in this Section 3.24, in addition to exercising any other remedies it may have under this Agreement, PacifiCare may take actions to assist IPA in operating its accounts payable system including, but not limited to, paying IPA's Member Physicians and Non-Member Physicians and charging the claim amount paid against IPA capitation in addition to an administrative fee for performing such services. PacifiCare shall notify IPA prior to taking any action to charge claim amount against IPA capitation and IPA will have 30 days upon notification to reimburse PacifiCare for valid and undisputed claims paid on behalf of IPA. If the claim amount for a valid and undisputed claim is not reimbursed at the end of the thirty (30) day notice period, PacifiCare may charge the claim amount paid against the IPA capitation as discussed in this section 3.24. Should IPA dispute such claim or claim amount, the resolution of such dispute shall be subject to Section 12.16.

          3.25 CATASTROPHIC CASE MANAGEMENT - IPA agrees that PacifiCare's medical director may be involved in the management and coordination of Catastrophic Cases. IPA will fully assist PacifiCare in providing information that may be required in determining the need for a transfer of a Subscriber into PacifiCare's regional centers for the care of Catastrophic Cases including, but not limited to, prompt notification of known or suspected Catastrophic Cases. Detailed procedures for Catastrophic Case management will be mutually agreed upon by the parties based upon IPA's and PacifiCare's determination of the Subscriber's transferability. Except in unusual circumstances, regional centers for care of Catastrophic Cases shall be sought within the IPA Service Area and surrounding area.

          3.26 CAPACITY REPORTING - IPA will provide to PacifiCare, at the earliest possible time, notice of any significant changes in the capacity of IPA to provide or arrange for the Medical Services contemplated by this Agreement (e.g., addition or deletion of Member Physicians or Specialist Physicians), including a ninety (90) day written notice in the event IPA is unable to properly service additional Subscribers. IPA shall still be obligated to provide or arrange for Health Care Services to Subscribers who are with employer groups whom PacifiCare had agreed to enroll prior to ninety (90) days from the effective date of the written notice. PacifiCare shall provide IPA, upon IPA's request, current marketing information within a reasonable period for purposes of determining IPA capacity.

          3.27 REPRESENTATION OF IPA MEMBER PHYSICIANS - IPA agrees to represent its Member Physicians in matters pertaining to the provision of Medical Services under this Agreement, and that it has obtained written consent to such representation from its Member Physicians.

          3.28 PERFORMANCE OF MEMBER PHYSICIANS - IPA agrees: (i) to develop methods for discussion of performance with its Member Physicians, (ii) to assure correction of performance of its Member Physicians consistent with the provisions of this Agreement and state and federal law applicable to the Secure Horizons Medical and Hospital Plan, and (iii) to resolve Conformance Requests.

          3.29 WITHDRAWAL OF AN IPA FACILITY - In the event IPA seeks to withdraw one or more of the IPA Facilities listed in Attachment F from providing or arranging for Medical Services to Subscribers under this Agreement, IPA must notify PacifiCare of such withdrawal in writing at least one hundred and eighty
(180) days prior to the effective withdrawal date; after the effective date of withdrawal, IPA shall still be responsible to provide or arrange for Health Care Services to the affected Subscribers at the other IPA Facilities.

          3.30 WITHDRAWAL OF A MEMBER PHYSICIAN/SPECIALIST PHYSICIAN - In the event IPA seeks to withdraw one or more Member Physicians or Specialist Physicians from providing or arranging Health Care Services to Subscribers under this Agreement, IPA must notify PacifiCare of such withdrawal in writing at least sixty (60) days prior to the effective withdrawal date. After the effective date of such withdrawal, IPA shall still be responsible to provide or arrange Medical Services to the affected Subscribers with the other Member Physicians (Specialist Physicians).

4.        DUTIES OF PACIFICARE

          4.01 ADMINISTRATION - PacifiCare agrees to perform all necessary administrative, accounting, enrollment and other functions consistent with the administration of the Secure Horizons Medical and Hospital Plan and this Agreement.

          4.02 BENEFIT INFORMATION - PacifiCare agrees to apprise all Subscribers concerning the type, scope and duration of benefits and services to which such person is entitled under the Secure Horizons Medical and Hospital Plan.

          4.03 ASSIST IPA - PacifiCare agrees to assist and cooperate with IPA in the development and initial implementation of procedures necessary to carry out the intent of this Agreement.

          4.04 ADMINISTRATION OF PAYMENTS - PacifiCare agrees to transmit Capitation Payments and other payments to IPA in accordance with the terms and procedures set forth in this Agreement.

          4.05 STATISTICAL INFORMATION AND PROVISION OF DATA - PacifiCare agrees to provide IPA with management information and data reasonably necessary to carry out the terms and conditions of this Agreement and for the operation of the Secure Horizons Medical and Hospital Plan, including semi-monthly Eligibility Lists and monthly capitation worksheets. Furthermore, PacifiCare shall provide, upon request, quarterly reports reflecting the utilization of Health Care Services rendered by IPA.

          4.06 SERVICES RENDERED TO INELIGIBLE SUBSCRIBERS - PacifiCare agrees to reimburse IPA for those Medical Services set forth in Attachment A2 provided to an ineligible Subscriber if the Subscriber was listed as eligible on the most current eligibility list provided to IPA by PacifiCare. If PacifiCare is in receipt of a billing to such ineligible Subscriber from IPA and proof of having sent the Subscriber or the Subscriber's legal guardian two (2) bills no less than thirty (30) days apart, PacifiCare will reimburse IPA [ ** ] of IPA's ordinary and customary fee-for-service rates then in effect for those Medical Services rendered but no greater than [ ** ] of the still uncollected balance. If subsequent to payment by PacifiCare, IPA receives any payment from another source for the services, then IPA shall reimburse PacifiCare up to the amount previously received from PacifiCare. If a Subscriber becomes ineligible for benefits under the Secure Horizons Medical and Hospital Plan after IPA or Member Physicians have begun treatment of the Subscriber (provided the Subscriber is not hospitalized at the time of becoming ineligible), IPA shall be entitled to make all subsequent charges for its services directly to the Subscriber. If the Subscriber is hospitalized at the time of becoming ineligible, IPA shall be entitled to make charges directly to the Subscriber for future medical services, only for services provided after the Subscriber is discharged from such hospital treatment.

          4.07 DISSEMINATION OF INFORMATION - Except as provided above in
Section 3.20, prior to listing or otherwise referencing IPA in any promotional or advertising brochures, media announcements or other advertising or marketing material, PacifiCare shall first obtain the prior consent of IPA, such consent not to be unreasonably withheld.

5.        COMPENSATION

          5.01 CAPITATION PAYMENTS - PacifiCare shall make monthly Capitation Payments to IPA as outlined in Attachment C, attached hereto and incorporated in full herein by reference, due and payable on the tenth (10th) day of the month for the current month's Medical Services.

          5.02 ADDITIONAL PAYMENTS - Pacificare and IPA agree to provide payments to each other in accordance with the terms of the following programs, if applicable: Hospital Incentive Program, Individual Stop-Loss Program, Benefit Withhold Incentive Program and Mammography Reimbursement Program as specified in Attachments A, A3, E and C respectively, incorporated in full herein by reference.

        To the extent that each party owes an amount to the other party in the risk programs noted above, IPA agrees that PacifiCare shall combine the results of all applicable risk programs such that one aggregate payment is payable to or receivable from IPA. A fully detailed accounting of the results of each program shall accompany the aggregate payment or notice of amount due.

        5.03 ADEQUACY OF COMPENSATION - Except as otherwise provided herein,
IPA shall accept the payments specified in this Agreement as payment in full for all Medical Services provided Subscribers during each month for which such payments are to be received by IPA from PacifiCare. In the event PacifiCare fails to make any payments to IPA as provided herein, whether from PacifiCare's insolvency or otherwise, Subscribers shall not be liable to IPA or its Member Physicians under any circumstances for Medical Services. Surcharges for Medical Services provided or arranged by IPA or Member Physicians are prohibited; upon notice of the existence of any Surcharge, PacifiCare will take appropriate action consistent with the terms of this Agreement to eliminate such Surcharges.

        5.04 REINSURANCE - The purpose of the reinsurance program described herein is to limit IPA's risk for Hospital Services under the Hospital Control Program to a specified amount per Subscriber per Year (the "Reinsurance Deductible") in return for a payment of a Reinsurance Premium. For the 1996 calendar year, the Reinsurance Deductible shall be [ ** ] per Subscriber per Year and the Reinsurance Premium shall equal [ ** ] of the Monthly HCFA Payment per Subscriber per month. Notwithstanding Section 12.12, PacifiCare may amend the Reinsurance Premium and Reinsurance Deductible on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.

Reinsurance claims shall be calculated at the Cost of Care values as set forth in Attachment A5, Sections c.1, c.2, and c.3 of this Agreement.

        5.05 MOST FAVORED PLAN - IPA represents that, during the term of this Agreement, the compensation rates payable under this Agreement are and shall continue to be equal to or less than the rates charged under other IPA agreements for the provision of services to enrollees of health care service plans ("Competing Plan Agreements"), when such rates are adjusted to reflect different risk levels and programs under the Competing Plan Agreements (the "Adjusted Rates"). If at any time IPA agrees or has agreed to accept lower Adjusted Rates under a Competing Plan Agreement than the rates set forth in this Agreement, or any amendment hereto, IPA shall immediately notify PacifiCare in writing of such agreement and the applicable lower Adjusted Rates. Within thirty (30) days thereafter, PacifiCare and IPA shall meet to discuss implementation of new compensation rates under this Agreement which shall be equal to or less than the Adjusted Rates accepted under the Competing Plan Agreement. If the parties fail to agree to implementation procedures for the new rates within thirty (30) days of the effective date of the Competing Plan Agreement, the compensation rates under this Agreement will be lowered upon notice to IPA from PacifiCare to equal the lower Adjusted Rate. The new compensation rates shall be effective the date the lower Adjusted Rates become effective under the Competing Plan Agreement. IPA's failure to notify PacifiCare of the acceptance of lower Adjusted Rates from a Competing Plan shall be grounds for termination of this Agreement by PacifiCare pursuant to Section 7.01.02(d)."

Notwithstanding the above, this Section 5.05 shall have no effect for any period of time in which the total number of Members enrolled in the IPA Service Area in the Secure Horizons Health Plan (including Members assigned to IPA and Participating Medical Groups other than IPA) exceeds forty percent (40%) of the total number of Medicare eligible persons in the IPA Service Area. The number of PacifiCare Members shall be determined by PacifiCare utilizing current enrollment data. The number of Medicare eligible persons in the IPA Service Area shall be calculated by either party utilizing independent data acceptable to both parties. Either party may dispute the other's calculation of the number of Medicare eligible persons or IPA may dispute PacifiCare's determination of the number of PacifiCare Members by providing written notice to the appropriate party. Upon the receipt of such notice, the parties shall select a third party acceptable to both PacifiCare and the IPA who shall be charged with the responsibility of determining the number of Medicare eligible persons and/or the number of PacifiCare Members, as applicable.

Procedures for determining what constitutes Adjusted Rates and procedures for auditing the provisions of this Section 5.05 shall be mutually agreed upon by PacifiCare and IPA, through consultation with a mutually agreed to independent third party. Such procedures will include audit by a mutually agreed to independent third party auditor.

6.      TERM OF AGREEMENT

        6.01 TERM - The term of this Agreement shall be for fifty-four (54) months and the commencement date shall be July 1, 1996. A "Year" under this Agreement shall begin on January 1 and end on December 31. The term of this Agreement shall be automatically extended for one (1) year on each successive January 1 unless either party provides the other with written notice of such party's intention not to extend the term no less than one hundred eighty (180) days prior to the January 1 renewal date or until this Agreement is appropriately terminated by either party as provided in Section 7 herein. The parties understand that on each successive January 1, a term of sixty (60) months will be in effect unless the Agreement has been terminated pursuant to Section 7 or unless notice of non-renewal has been provided as set forth in this Section
6.01. Upon renewal of the Initial Term and any subsequent term, the applicable rates of compensation specified in this Agreement shall apply unless otherwise agreed upon by the parties in writing.

7.      TERMINATION

        7.01 TERMINATION OF AGREEMENT WITH MATERIAL CAUSE - Either party, as appropriate, may terminate this Agreement for material cause as set forth in Sections 7.01.01 or 7.01.02 hereof subject to the notice and cure periods set out in Section 7.02 hereof, if applicable. In the event either party seeks to so terminate this Agreement, the terminating party shall give written notice of termination stating the actions of the other party constituting material cause for termination.

                     7.01.01 CAUSE FOR TERMINATION OF AGREEMENT BY IPA - The following shall constitute cause for termination of this Agreement by IPA:

                              a.   NON-PAYMENT - Failure by PacifiCare to pay
Capitation Payments due to IPA hereunder within twenty (20) days of the Capitation Payment due date or failure by PacifiCare to make any other payments due to IPA hereunder within forty-five (45) days of any such payment's due date.

                              b.   REVOCATION OF CERTIFICATION OR LICENSE -
Revocation by the State of California or the United States Government of any certification or license of PacifiCare necessary for the performance of this Agreement.

                              c.   BREACH OF MATERIAL TERM AND FAILURE TO CURE -
PacifiCare's breach of any material term, covenant, or condition and subsequent failure to cure said breach as provided in Section 7.02 hereof. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

                     7.01.02 CAUSE FOR TERMINATION OF AGREEMENT BY PACIFICARE - The following shall constitute cause for termination of this Agreement by
PacifiCare:

                              a.   FINANCIAL FAILURE OF IPA - PacifiCare's
reasonable determination of IPA's anticipated inability to provide or arrange for Health Care Services as described herein due to the likelihood of IPA's lack of financial resources, other than due to PacifiCare's non-payment of amounts due IPA hereunder. IPA shall have the opportunity to dispute such determination by PacifiCare by providing reasonable evidence and assurances of financial stability and capacity to perform under this Agreement.

                              b.   FAILURE TO PROVIDE QUALITY MEDICAL SERVICES -
Failure to maintain the standards set forth in Section 3.02 of this Agreement and such failure is not corrected consistent with the provisions of Section
7.02. The written notice of termination shall contain specific reference to the breaches which have caused such failure. PacifiCare reserves the right to withdraw from IPA all or part of its Subscribers if the Medical Services are not being properly provided or arranged for pursuant to this Agreement and such deficiencies are not corrected consistent with the provisions of Section 7.02 of this Agreement.

                              c.   FAILURE TO PROVIDE SERVICES - Failure to
provide or arrange Health Care Services to Subscribers as provided herein. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

                              d.   BREACH OF MATERIAL TERM AND FAILURE TO CURE -
IPA's breach of any material term, covenant or condition of the Agreement and subsequent failure to cure said breach as provided in Section 7.02 of this Agreement. The written notice of termination shall contain specific reference to the breaches which have caused such failure.

        7.02 CURING PERIOD AND TERMINATION DATE - The party receiving the written notice of termination shall have thirty (30) days from the receipt of said notice to cure or otherwise eliminate the circumstances constituting cause for termination. If said party fails to cure or eliminate the circumstances constituting cause for termination within a thirty (30) day period, this Agreement shall terminate at the end of the thirty (30) day period.

        7.03 REPAYMENT UPON TERMINATION - Within one hundred and eighty (180) days of the effective date of termination of this Agreement as provided herein, an accounting shall be made by PacifiCare of monies due and owing either party and payment shall be forthcoming by the appropriate party to settle such balance within thirty (30) days of such accounting. Either party may request an independent audit of such PacifiCare accounting by a mutually acceptable independent certified public accountant and such audit shall be equally paid for by both parties. The parties agree to abide by the findings of such independent audit and appropriate payment by the appropriate party, if any, shall be made within thirty (30) days of such independent audit.

        7.04 TERMINATION NOT AN EXCLUSIVE REMEDY - Any termination by either party pursuant to this Section 7 is not meant as an exclusive remedy and such terminating party may seek whatever action in law or equity as may be necessary to enforce its rights under this Agreement.

8.      RECORDS, DATA COLLECTION, CITATIONS AND RIGHT TO INSPECT RECORDS

        8.01 RECORDS - IPA shall maintain and provide such records and information as reasonably necessary for PacifiCare to properly administer the Secure Horizons Medical and Hospital Plan and consistent with state and federal law. The duties imposed by this Section 8.01 shall not terminate upon termination of this Agreement, whether by rescission or otherwise, and shall be in effect until the completion of the phase-out period pursuant to Section 3.09. The cost for preparation and submission of this data shall be borne solely by IPA.

        IPA shall maintain records and provide such information to PacifiCare or the California Commissioner of Corporations as may be necessary for the compliance by PacifiCare with the provisions of state and federal law and regulations promulgated thereto, and such records shall be retained by IPA for at least two (2) years following the provision of Medical Services. This obligation is not terminated upon termination of this Agreement, whether by rescission or otherwise.

        8.02 CONFIDENTIALITY OF RECORDS - IPA shall safeguard the confidentiality of Subscriber health records and treatment in accordance with all state and federal laws, including, without limitation, the Privacy Act, as implemented by 45 Code of Federal Regulations 5(b) and the regulations promulgated thereunder.

        8.03 DATA COLLECTION - IPA shall maintain and provide to PacifiCare, on a timely basis, the utilization data more particularly described in the PacifiCare Provider Policy and Procedures Manual for the effective management of PacifiCare's health care delivery system. PacifiCare shall impose a penalty for failure to submit such data, which was reasonable within the control of IPA to submit , with ninety (90) days of the date of services by permanently withholding [ ** ] of IPA's monthly Capitation for each month for which IPA fails to submit such data.

        8.04 RIGHT TO INSPECT - IPA shall provide access at reasonable times upon demand by PacifiCare, or any governmental regulatory agency responsible for the administration of health care service plans, to inspect facilities, equipment, books and records relating to the performance of this Agreement, including, without limitation, Subscriber patient records, financial records pertaining to the cost of operations and income received by IPA for

Medical Services rendered to Subscribers. Unless otherwise required by law, PacifiCare shall provide IPA with a seventy-two (72) hour prior written notice of any such inspection.

        8.05 CITATIONS - IPA shall notify PacifiCare in writing of each and every report of any governmental or quasi-governmental agency with jurisdiction over IPA which contains any citation of IPA for failure to meet any governmental or quasi-governmental standard on or after the Commencement Date of this Agreement.

        8.06 FINANCIAL STATEMENTS - IPA shall provide to PacifiCare within forty five (45) days of the end of each calendar quarter copies of its quarterly financial statements, which shall include a balance sheet, statement of income and a statement of cash flow (the "financial statements") prepared in accordance with generally-accepted accounting principles. Such quarterly statements shall be certified by the chief financial officer of IPA as accurately reflecting the financial condition of IPA for the period indicated. In addition, IPA shall provide to PacifiCare, within forty five (45) days of the end of each calendar year, copies of its audited annual financial statements.

        8.07 TRANSFER OF MEDICAL RECORDS UPON TERMINATION - Upon the effective date of termination of this Agreement and, if applicable, upon the expiration of the phase-out period set forth in Section 3.09, at PacifiCare's request, IPA shall copy all active PacifiCare Subscriber patient medical files in IPA's possession and forward such files to another provider of Medical Services designated by PacifiCare, provided such copying and forwarding is not otherwise objected to by Subscribers. The copies of such medical files may be in summary form. The cost of copying the patient medical files shall be borne by IPA. IPA shall cooperate with PacifiCare in maintaining the confidentiality of such confidential and proprietary information and trade secrets at all times.

9.  EXCLUSIVITY

        9.01 UTILIZATION OF IPA BY PACIFICARE - Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Subscribers to IPA, nor to require PacifiCare to utilize the Medical Services of IPA for any or all Subscribers in the IPA Service Area.

        9.02 IPA COVENANTS NOT TO COMPETE - In recognition of PacifiCare's desire to enhance the quality of care provided to its Subscribers by ensuring continuity of care, better control and standardization in procedures and full-time availability of services, IPA agrees that it shall not enter into any agreements, other than those currently in effect, to provide or arrange Health Care Services to Medicare beneficiaries who are Subscribers or enrollees of a health maintenance organization, competitive medical plan or other similar entity that contracts with HCFA on a risk basis. IPA recognized that the consideration for this covenant not to compete is PacifiCare's financial commitment to the development of its Secure Horizons Medical and Hospital Plan and this Agreement, and PacifiCare's commitment to arrange for cost-effective Health Care Services to its Subscribers while maintaining continuity and quality of care.

                     9.02.01 MATERIALITY OF COVENANT NOT TO COMPETE - IPA agrees that its obligations under this Section 9.02 are material terms for purposes of the termination provision of this Agreement.

                     9.02.02 VALUE OF COVENANT NOT TO COMPETE - In recognition of IPA's covenant not to compete, PacifiCare agrees to increase the monthly capitation payment as noted in Attachment C.

        9.03 STRATEGIC ALLY - PacifiCare has designated IPA as a Strategic Ally. Such designation means that PacifiCare and IPA will work cooperatively toward mutual goals of membership growth, member satisfaction, administrative efficiency and clinical process improvement. In addition, PacifiCare and IPA agree to the additional covenants and commitments set forth below which shall remain in effect during the period of IPA's status as a Strategic Ally.

                     9.03.01 PACIFICARE'S STRATEGIC ALLIANCE OBLIGATIONS - To support IPA as a Strategic Ally, PacifiCare agrees as follows:

                         a. CLINICAL RESEARCH SUPPORT. PacifiCare will support IPA through the provision of clinical research support, including development and reporting of outcomes studies and provider profile comparison data.

                         b. STRATEGIC PLANNING. PacifiCare shall support joint strategic planning with IPA as mutually agreed upon between PacifiCare and IPA to identify and develop plans for achievement of IPA's business development goals.

                         c. SYSTEM INTEGRATION. PacifiCare will support evaluation and implementation of technical and information system integration to ensure compatibility between PacifiCare and IPA information systems as mutually agreed by PacifiCare and IPA.

                         d. INVOLVEMENT IN MARKETING. PacifiCare will involve IPA in planning and implementation of PacifiCare's marketing efforts in the IPA Service Area as mutually agreed by PacifiCare and IPA.

                         e. RIGHT OF FIRST REFUSAL - PacifiCare agrees to provide IPA with a right of first refusal in the development of PacifiCare's network of Participating Medical Groups under the terms set forth below:

                         i. For the PacifiCare Group Commercial Plan and the Secure Horizons Health Plan, PacifiCare shall not contract with any additional Participating Medical Groups in the IPA Service Area other than those under contract with PacifiCare as of the Strategic Alliance Effective Date, subject to the limitations in subsections (iii) and
        (iv) below.

                         ii. For the PacifiCare Individual Commercial Plan, the PacifiCare Workers' Compensation Plan, and the PacifiCare Limited Network Commercial Plan, PacifiCare shall not contract with other Participating Medical Groups in the IPA Service Area, except for other Participating Medical Groups also identified as Strategic Allies by PacifiCare as of the Strategic Alliance Effective Date, or at any time thereafter, and subject to the limitations in subsections iii) and (iv) below.

                        iii. In the event PacifiCare determines that it needs to expand its Participating Medical Group network for any PacifiCare Health Plan product in the IPA Service Area to meet enrollment demands or competitive pressures, PacifiCare shall notify IPA in writing of the need for additional capacity and the terms for providing such capacity. IPA shall have sixty (60) days from receipt of PacifiCare's notice to develop a mutually agreed upon plan to provide such additional capacity within a mutually agreed upon period of time. If IPA is unable to develop a mutually agreed upon plan to realize the needed capacity within the sixty (60) day notice period, or if IPA does not meet the mutually agreed upon time lines for development, PacifiCare shall be released of its obligations as described in this Section 9.03.01(e) and the subsections hereto.

                         iv.  PacifiCare shall not be restricted from
        maintaining contracts with Participating Medical Groups under contract with PacifiCare as of the Strategic Alliance Effective Date ("Existing PMGs") and Existing PMGs also identified as Strategic Allies by PacifiCare shall not be restricted from adding additional facilities or expanding their coverage area under their PacifiCare services agreements. Notwithstanding the above, IPA shall be restricted from adding additional Prospect Medical Group, Inc. Networks other than those which are stated in Attachment F.

              9.03.02 MAINTENANCE OF STRATEGIC ALLY STATUS. In order to maintain Strategic Ally status, IPA must comply with the following:

        a. IPA will maintain agreements with PacifiCare for the provision of services to Subscribers enrolled in the PacifiCare Group Commercial Plan and the Secure Horizons Health Plan and will continue to accept additional Subscribers under both of these plans.

        b. IPA will agree to participate in additional plans and products offered by PacifiCare, including, without limitation, the PacifiCare Limited Network Commercial Plan, the PacifiCare Workers' Compensation Plan, PacifiCare point-of-service plans, and PacifiCare preferred provider organization plans.

        c. IPA will maintain compliance with the terms of the Agreement, including without limitation, Section 8 regarding Records, Data Collection, Citations and Right to Inspect Records.

        d. IPA will, no later than July 1, 1996, begin transmitting to and accepting electronic communications from PacifiCare of Capitation Payment checks and reports, Eligibility Lists and encounter data and reports.

        e.     IPA will achieve a member satisfaction level of at least
[ ** ] for both IPA and, on average, for Member Physicians as measured by PacifiCare's Member Satisfaction Tracking System report for calendar year 1996. Thereafter, IPA will work cooperatively with PacifiCare to achieve an improvement in member satisfaction levels under PacifiCare's Member Satisfaction Tracking System for both the IPA and, on average, for Member Physicians at a rate of [ ** ] per year for the period 1996 through 1998. The PacifiCare Member Satisfaction Tracking System will be made available to Provider for on-site review upon the request of Provider. The PacifiCare Member Satisfaction Tracking System shall be considered proprietary information and shall be maintained confidential by IPA under the terms specified in Section 12.04.

        f. IPA will work cooperatively and diligently with PacifiCare to identify areas of redundant administration and to eliminate such redundancies.

        g. IPA will ensure that all of IPA's Primary Care Physicians participate as members, partners or shareholders of IPA to the exclusion of all other organized physician groups.

        h. IPA will ensure that an adequate number of Primary Care Physicians are open, available and accessible for the acceptance of new Subscribers in order to meet PacifiCare's marketing and regulatory compliance needs in the IPA Service Area.

               9.03.03 TERMINATION OF STRATEGIC ALLY STATUS. In the event that either PacifiCare or IPA ceases to meet any of the obligations specified in Section 5.05 or Section 9.03 and PacifiCare or IPA fails to come into compliance with such requirements within the notice period specified below, the Strategic Ally status shall terminate at the end of the notice period. The notice period shall be 30 days from the receipt of written notice by either party. In addition, Strategic Ally status shall be terminated immediately in the event that PacifiCare acquires, is acquired by, or merges with another health care service plan and this provision would place the new or surviving entity in breach of any other contract or in violation of any state or federal law. PacifiCare may also terminate IPA's Strategic Ally status upon thirty (30) days notice to IPA if IPA merges with or into another entity, regardless of whether IPA is the surviving entity, or in the event of a change in ownership of more than [ ** ] of the shares of IPA. Upon the termination of Strategic Ally status, PacifiCare's obligations as set forth in Section 9.03.01 above shall immediately terminate. Termination of Strategic Ally status shall be the sole remedy of PacifiCare and IPA in the event of breach by IPA or PacifiCare of the obligations set forth in this
Section 9.03.

               9.03.04 ADDITION OF NEW IPA FACILITIES. IPA Facilities added outside the IPA Service Area after the Strategic Alliance Effective Date shall not be granted Strategic Ally status except as specifically agreed in writing by PacifiCare and IPA.

               9.03.05 IPA EXCLUSIVITY - As a condition to maintaining Strategic Ally status and in recognition of PacifiCare's desire to enhance the quality of care provided to its Subscribers by ensuring continuity of care, better control and standardization in procedures and full-time availability of services, IPA agrees that it shall not enter into any new agreements, other than those currently in force with an entity of the St. Jude Network, to provide or arrange Medical Services to Medicare beneficiaries who are subscribers or enrollees of a health maintenance organization, competitive medical plan or other similar entity that contracts with HCFA on a risk basis ("Competitor Plan Enrollees").

10. GOVERNING LAW AND DISPUTE RESOLUTION

        10.01 GOVERNING LAW - This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California, and the United States and all regulations promulgated pursuant thereto.

        Any provisions required to be in this Agreement by any of the above Acts and regulations shall bind PacifiCare and IPA whether or not expressly provided in this Agreement.

         10.02 DISPUTES BETWEEN IPA AND SUBSCRIBER NOT GOVERNED BY AGREEMENT - Any controversies or claims between IPA and Subscriber arising out of IPA's performance of this Agreement are not governed by this Agreement. IPA and Subscriber may seek any appropriate legal action to resolve such controversy or claim deemed necessary.

          In the event of a dispute between IPA and a Subscriber and upon mutual agreement between IPA and such Subscriber, PacifiCare agrees to make available the Subscriber Grievance Resolution Process described in the Secure Horizons Medical and Hospital Plan Agreement for resolution of such dispute. In such instance, the decision of the PacifiCare Subscriber Satisfaction Committee and Board of Directors shall not be binding upon the parties except upon agreement between IPA and the Subscriber. Nor shall such grievance be subject to binding arbitration except upon agreement between the parties. Should IPA and Subscriber fail to resolve the grievance, IPA and Subscriber may seek any appropriate legal action deemed necessary by such party.

         10.03 PAYMENT DISPUTES INVOLVING IPA - In the event IPA fails to make a payment to a Specialist Physician within sixty (60) days of the submission of the bill by Specialist Physician to IPA and the validity and the amount of the submitted bill are undisputed, PacifiCare may, in its sole and absolute discretion, elect to pay the Specialist Physician on behalf of IPA and deduct such payment from IPA's next monthly Capitation Payment.

         Should a dispute concerning a claim for payment for Medical Services rendered to Subscribers arise between IPA and a Specialist Physician who is a Participating Medical Provider, IPA or the Specialist Physician may submit a written complaint to PacifiCare. The complaint shall describe the disputed claims and the basis for the amounts claimed and include the applicable written agreement between IPA and the Specialist Physician. PacifiCare shall investigate the complaint and make a determination of whether or not the claim is valid and should be paid. In the event PacifiCare determines that IPA owes any amount to Specialist Physician, IPA shall make such payment within thirty
(30) days of PacifiCare's termination. If IPA fails to pay the amount due within this thirty (30) day period, PacifiCare may deduct the amount owed from IPA's next monthly capitation payment. This amount will temporarily be placed in an account (the "Claims Dispute Account") which shall be established by PacifiCare. If IPA or Specialist Physician wishes to contest PacifiCare's determination, either may do so by initiating an action for binding arbitration and notifying PacifiCare of such initiation within thirty (30) days of PacifiCare's determination. If IPA or Specialist Physician fails to request arbitration within thirty (30) days or if the arbitration affirms PacifiCare's decision that amounts are owing from IPA to Specialist Physician, PacifiCare shall release from the Claims Dispute Account the amount owing to Specialist. If the arbitration results in a decision that no money or a lesser amount than was determined by PacifiCare is owing to Specialist Physician, PacifiCare shall release to IPA the amounts which were erroneously withheld from IPA's Capitation Payment.

         In the event this Agreement has been terminated prior to PacifiCare's investigation and written determination and PacifiCare's investigation results in a determination that IPA owes money to Specialist Physician, PacifiCare may, in its sole and absolute discretion, elect to pay Specialist Physician on behalf of IPA and seek reimbursement from IPA.

11.      NOTICE

         11.01 NOTICE - Any notice required to be given hereunder shall be in writing and either delivered personally or sent by registered or certified mail, return receipt requested, to either PacifiCare or IPA at the addresses listed below, or at such other addresses as either PacifiCare or IPA may hereafter designate to the other:

           TO:      PacifiCare, Inc.
                    P. O. Box 6006
                    Cypress, California 90630-0006
                    Attention: President

       TO IPA:      Prospect Medical Group, Inc.
                    18200 Yorba Linda Blvd.
                    Yorba Linda, CA 92686
                    Attention: Administrator

          All notices shall be deemed given on the date of delivery if delivered personally or on the day three (3) business days after such notice is deposited in the United States mails, addressed and sent as provided above.

12.      MISCELLANEOUS

         12.01 PROTECTION OF SUBSCRIBER - IPA may not impose any limitations on the acceptance of Subscribers for care or treatment that it does not impose on other patients of the IPA. Neither PacifiCare, IPA nor Hospital may request, demand, require or seek directly or indirectly the transfer, discharge, or removal of any Subscriber for reasons of Subscriber's need for, or utilization of, Medically Necessary Health Care Services, except in accordance with the procedures established for such action. IPA shall not refuse or fail to provide Medically Necessary Medical Services to any Subscriber. Procedures for removal, discharge or transfer of Subscribers shall be mutually agreed upon between IPA and PacifiCare consistent with the Secure Horizons Medical and Hospital Plan.

         12.02 OTHER AGREEMENTS - Nothing in this Agreement shall prevent PacifiCare and IPA from contracting with each other for provision of services not covered by this Agreement.

         12.03 REFUSAL BY PHYSICIAN - If IPA or any of its Member Physicians refuses Medical Services to a Subscriber assigned to IPA for any reason whatsoever, it shall remain the responsibility of IPA to assure that such Subscriber receives Medical Services consistent with the terms of this Agreement.

         12.04 CONFIDENTIAL AND PROPRIETARY INFORMATION

                              12.04.01 INFORMATION CONFIDENTIAL AND PROPRIETARY
TO PACIFICARE - IPA acknowledges that all PacifiCare Subscribers participating in a Secure Horizons Medical and Hospital Plan individually or through an employer group and receiving Health Care Services shall be Subscribers of PacifiCare. Subscriber and employer group information shall include, without limitation, the names, addresses and telephone number of all Subscribers; member, employer and administrative service manuals and all forms related thereto; and records, files (other than patient medical files) and lists contained in IPA and PacifiCare files.

                              IPA acknowledges that all such information is
confidential and proprietary to PacifiCare and that such Subscriber and employer group information contains valuable trade secrets of PacifiCare.

                              All PacifiCare Subscriber agreements and the
information contained therein regarding PacifiCare, IPA, employer groups, Subscribers or the financial arrangements between a hospital, IPA and PacifiCare is confidential and proprietary to PacifiCare.

                              IPA shall maintain all Subscriber information and
other PacifiCare trade secret information confidential. IPA shall not disclose or use any confidential and proprietary information for its own benefit or gain either during the term of this Agreement or after the date of termination of this Agreement; provided, however, that IPA may use the name, address and telephone number or other medical information of a PacifiCare Subscriber if Medically Necessary for the proper treatment of such Subscriber or upon express prior written permission of PacifiCare or the Subscriber.

                              12.04.02 INFORMATION CONFIDENTIAL AND PROPRIETARY
TO IPA - IPA shall provide PacifiCare with a written description of all information proprietary to IPA which is confidential and contains trade secrets of IPA ("IPA Information"). PacifiCare shall maintain IPA Information confidential. PacifiCare shall not disclose or use any IPA Information for its own benefit either during the term of this Agreement or after the effective date of termination of this Agreement. Upon termination of this Agreement, PacifiCare shall provide and return to IPA all IPA Information in its possession in a manner to be specified by IPA. PacifiCare shall cooperate with IPA in maintaining the confidentiality of IPA Information at all times.

                              12.04.03 SOLICITATION OF PACIFICARE SUBSCRIBERS OR
EMPLOYER GROUPS - IPA shall not directly or indirectly engage in the practice of solicitation or the patronage of PacifiCare's Subscribers or employer groups without PacifiCare's prior written consent. Solicitation shall mean conduct by an officer, agent, employee or Member Physician of IPA or its assignee or successor during the Initial Term or any subsequent term of this Agreement and continuing for a period of one (1) year after the effective date of termination of this Agreement which may be reasonably interpreted as designed to persuade PacifiCare Subscribers to discontinue their Subscriber agreements with PacifiCare or to continue to receive health care from IPA on a fee-for-service basis or to encourage PacifiCare Subscribers to participate in the prepaid health service plan offered by IPA, or any other prepaid health service plan
(the "Solicitation").    The breach of this Section 12.04.03 during any term of
this Agreement shall be grounds for termination of this Agreement pursuant to
Section 7.01.02 of this Agreement.

         12.05 CONFIDENTIALITY OF THIS AGREEMENT - To the extent reasonably possible, each party agrees to maintain this Agreement as a confidential document and not to disclose the Agreement or any of its terms without the approval of the other party.

         12.06 ASSIGNMENT - This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by IPA or PacifiCare and shall not be subject to execution, attachment or similar process, nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party. Notwithstanding, PacifiCare may assign, transfer, pledge or hypothecate this Agreement and its rights, interests and benefits hereunder to any entity which has at least majority control of PacifiCare or to any entity of which PacifiCare has at least majority control.

         12.07 INVALIDITY OF SECTIONS OF AGREEMENT - The unenforceability or invalidity of any paragraph or subparagraph of any section or subsection of this Agreement shall not affect the enforceability and validity of the balance of this Agreement.

         12.08 WITHDRAWAL OF SUBSCRIBERS BY PACIFICARE - PacifiCare reserves the right to withdraw from IPA all or part of the Subscribers from IPA whose Health Care Services are not being properly provided pursuant to this Agreement. PacifiCare shall provide written notice to IPA of such withdrawal and the reasons therefore. PacifiCare shall then allow IPA thirty (30) days from the date of such notice to correct deficiencies. If such deficiencies are not corrected to PacifiCare's satisfaction within said period, PacifiCare may withdraw its Subscribers as provided in this Section 12.08 and remove IPA's name from PacifiCare's marketing materials.

          12.09 TRANSFER OF SUBSCRIBERS - PacifiCare and IPA shall exercise reasonable efforts in discouraging Subscriber transfers except at re-enrollment periods, or when a Subscriber can show just cause for such transfer and PacifiCare agrees to such transfer. Nevertheless, PacifiCare may require transfer of Subscribers assigned to IPA for any reason; or, IPA may request transfer of Subscribers assigned to it by PacifiCare to other IPAs for cause or if the capacity of IPA is overburdened so that the provision of Medical Services as required by this Agreement is affected; all such transfers shall be consistent with the PacifiCare Provider Policies and Procedures Manual.

         12.10 CAPTIONS - Captions in this Agreement are descriptive only and do not affect the intent or interpretation of the Agreement.

         12.11 AMENDMENT - This Agreement may be amended or modified only by mutual written consent of the parties. Notwithstanding the foregoing sentence, PacifiCare may amend this Agreement upon thirty (30) days written notice to IPA in order to maintain compliance with applicable federal and state laws; provided, however, any such amendment which affects a material duty or responsibility of IPA and has a material adverse economic effect upon IPA as reasonably demonstrated by IPA to PacifiCare, shall be subject to the provisions of Section 12.12 below.

          12.12 MODIFICATIONS OF THIS AGREEMENT AND/OR PACIFICARE PROVIDER POLICIES AND PROCEDURES MANUAL AND/OR PACIFICARE HEALTH PLAN - Anything to the contrary herein notwithstanding, in the event of any material modification of this Agreement and/or the PacifiCare Provider Policies and Procedures Manual and/or the Secure Horizons Medical and Hospital Plan that (i) affects a material duty or responsibility of IPA, and (ii) causes a material adverse economic effect to IPA, IPA and PacifiCare shall seek to agree to an amendment to this Agreement which satisfactorily addresses the effect on IPA's material duty or responsibility and reimburses the material economic detriment caused to IPA. In the event such an agreement cannot be reached within sixty (60) days after the date PacifiCare gives IPA written notice of such modification, such modification shall not be effective.

         12.13 TERMS; SECTIONS - Unless otherwise indicated, all terms in any appropriate attachments, addendums and amendments hereto shall have the same meaning attributed to such terms in the body of this Agreement and references to section numbers are to the appropriate sections of this Agreement.

         12.14 IPA'S AUTHORIZED REPRESENTATIVE - Unless otherwise indicated in writing to PacifiCare, IPA warrants and authorizes its administrator to act as its fully authorized representative to represent IPA and Member Physicians in this Agreement and to receive any and all communications and notices hereunder.

         12.15 ATTORNEYS' FEES AND COSTS - If any action at law or suit in equity is brought to enforce or interpret the provisions of this Agreement or to collect any monies due hereunder, the prevailing party shall be entitled to reasonable attorneys' fees and reasonable costs, together with interest thereon at the highest rate provided by law, in addition to any and all other relief to which it may otherwise be entitled.

          12.16 ARBITRATION - Any controversy, dispute or claim between PacifiCare and IPA arising out of the interpretation, performance or breach of this Agreement shall be resolved by binding arbitration at the request of either party, in accordance with the rules of the American Arbitration Association. The arbitrators shall apply California substantive law and federal substantive law
where state law is preempted.    Civil discovery for use in such arbitration may
be conducted in accordance with the California Code of Civil Procedure and the California Evidence Code, and the arbitrator selected shall have the power to enforce the rights, remedies, duties, liabilities, and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a superior court of the State of California. The provisions of California Code of Civil Procedure Sections 1283 and 1283.05 concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement.

         The arbitrators shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, but shall not have the power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the decision is based. The arbitrators shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6 for any such error. The cost of arbitration shall be shared equally by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in ______________________________________, California, on ___________, 1996.

                                        PACIFICARE, INC.

                                        By: /s/ Chris Wing
                                           --------------------------------
                                        Title:    Chris Wing, Vice
                                                  President/General Manager

                                        Date:
                                             ------------------------------

                                        IPA

                                        By: /s/ Gregg DeNicola
                                           --------------------------------
                                        Title:    CFO

                                        Date:     6-11-96
                                             ------------------------------

                                      PACIFICARE

                               SCHEDULE OF ATTACHMENTS

A.       A1.       Hospital Services
         A2.       Medical Services
         A3.       Individual Stop-Loss Program
         A4.       Cost of Care
         A5.       Hospital Incentive Program

B.       Secure Horizons Medical and Hospital Subscriber Agreement
C.       Compensation
D.       PacifiCare Provider Policies and Procedures Manual
F.       IPA Facilities
G.       Division of Financial Responsibility

                                    ATTACHMENT A1

                                  HOSPITAL SERVICES

Hospital Services are authorized by IPA, are initially paid by PacifiCare and, except as otherwise indicated, are the financial responsibility of PacifiCare and IPA. A summary of Hospital Services includes the following:

1. INPATIENT HOSPITAL CARE - Medically Necessary inpatient hospital care, as defined by Medicare, but limited to a total of one hundred fifty (150) days per Subscriber per Year. Unlimited days of inpatient hospital care shall be provided to Subscribers, but PacifiCare shall be financially responsible for days in excess of one hundred fifty (150) days.
          Subscriber shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in fee-for-service rates shall be the responsibility of the Subscriber.
          A summary of inpatient care includes:

          a. Medical/Surgical Care, Intensive Care, Cardiac Care and other special care units (including Hospital Services associated with non-experimental transplants as defined by Medicare);
          b.   Inpatient psychiatric;
          c. Nursing Services, meals, drugs, medications (excluding take-home medications), blood transfusions;
          d.   Medical and Surgical supplies and appliances;
          e. Inpatient rehabilitation services, such as: inpatient physical, occupational and speech therapy;
          f.   Inpatient alcohol and drug treatment and rehabilitation.

2. SKILLED NURSING - Medically Necessary Skilled Nursing Facility care, as defined by Medicare. Patients shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in the fee-for-service rates shall be the responsibility of the Subscriber. Skilled nursing facilities must be Medicare licensed and approved.

3. TRANSPORTATION EXPENSES - Medicare approved ambulance services provided within the IPA Service Area for Subscribers. When a transfer of Subscriber from one facility to another is authorized by IPA or PacifiCare, the cost of such transfer shall be a Hospital service. The method of transfer shall be determined by IPA, but IPA shall coordinate all Subscriber transfers to or from Hospital with designated Hospital personnel. Also included are paramedic services in emergency cases in the IPA Service Area.

4. HOME HEALTH CARE - As determined to be Medically Necessary, as defined by Medicare and provided in lieu of hospitalization, as mutually agreed to by IPA, Hospital and PacifiCare, including any required DME and IV Therapy Services.

5. HOSPICE CARE - Should be coordinated with Medicare for special reimbursement provisions.

6. OUTPATIENT SURGERY - Facility and supply charges for outpatient surgery done either at Hospital or a free-standing surgery center.

7. END STAGE RENAL DISEASE - Facility charges for inpatient and outpatient dialysis services for Subscribers who are medically determined to have End Stage Renal Disease after enrollment in one of PacifiCare's health plans.

8.        OTHER HOSPITAL SERVICES

          a. Devices surgically implanted during a hospital confinement or during an outpatient surgery performed at the Hospital outpatient surgery center or a free-standing ASC.
          b. Treatment programs for outpatient substance abuse as defined by Medicare.
          c. Appealed Services - Hospital Services denied by IPA and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Hospital Services which the Subscriber was entitled to have furnished under the PacifiCare Secure Horizons health care delivery system.
          d.   Chemotherapy Drugs (inpatient and outpatient).
          e.   Self injectable medications

9.        HOSPITAL SERVICES EXCLUDE THE FOLLOWING:

          a. Durable Medical Equipment, except as provided in paragraphs 5 and 8(a) above.
          b. Medical Services in the IPA Service Area as defined by Attachment A2 hereto.
          c.   Outpatient prescription drugs, including immunosuppressive drugs.
          d. All out-of-IPA Service Area expenses, except those elective referrals as authorized by IPA. PacifiCare, in conjunction with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility.
          e. Vision materials (lenses and frames) except for those surgically implanted during cataract surgery.

          f.   Anesthesiology services (inpatient and outpatient).
          g. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare and IPA, in conformance with state and federal law.
          h. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or accidental injury.
          i. Inpatient hospital care in excess of one hundred fifty (150) days per Subscriber per Year, except as provided in Paragraph 1 of this Attachment A1.
          j. Skilled nursing care in excess of one hundred (100) days per Subscriber per Year, except as provided in Paragraph 2 of this Attachment A1.
          k.   Respite Care

                                    ATTACHMENT A2

                                   MEDICAL SERVICES

I. Medical Services provided in the IPA Service Area are the financial responsibility of IPA. A summary of Medical
          Services includes the following:

          1. PHYSICIAN SERVICES - Subscribers shall be entitled to Medically Necessary covered inpatient and outpatient physician services included in the PacifiCare's Secure Horizons Medical and Hospital Plan. A summary of physician services includes the following:

               a. IPA Service Area inpatient services (including anesthesiology services and physician services associated with non-experimental transplants, as defined by Medicare) and outpatient physician care.
               b.   Professional component of inpatient mental health.
               c. Outside referrals to consultants including Emergency Room consultants (not including emergency room charges) .
               d. Out-of-IPA Service Area physician services when such Medical Services are rendered on an elective basis and upon approval of IPA.

          2.   OUTPATIENT SERVICES - Such services include, among others:

               a.   Outpatient pathology and radiology, including MRI and CT
                    Scans.
               b.   Outpatient mental health (professional services only) .
               c. Short term, Medically Necessary rehabilitation (speech, physical and occupational) therapy.
               d.   Health education and social services.
               e. Immunizations when determined Medically Necessary by an IPA Member Physician as recommended by the California Department of Health Services Adult Immunization Recommendations.
               f.   Periodic health evaluations.
               g.   Hearing screening, including audiogram.
               h.   Allergy testing and treatment, including allergy serum.
               i. Home health care, except when provided in lieu of hospitalization.
               j. Lenses and frames required after cataract surgery, except lenses surgically implanted during an outpatient surgery performed at Hospital or at a free-standing surgery center.
               k.   Anesthesiology services.
               l.   Mammography screening, as defined by state and federal law.

          3.   DURABLE MEDICAL EQUIPMENT, PROSTHETIC DEVICES AND MEDICAL
               SUPPLIES

               a. Durable Medical Equipment ("DME") as defined by Medicare. IPA agrees to provide such devices and aids on an outpatient basis, determined Medically Necessary.
               b. Prosthetic devices, as defined by Medicare, except devices surgically implanted during a Hospital confinement or outpatient surgery performed at Hospital or free-standing surgery center.
               c. Medical Supplies - Supplies used in connection with treatment or to aid in the recovery of a medical condition when considered a covered expense by Medicare.

          4. OTHER SERVICES - Medical Services denied by the Participating Medical Group and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Medical Services which Subscriber was entitled to have furnished through the Secure Horizons Medical and Hospital Plan.

          5. HOSPITAL BASED PHYSICIAN SERVICE - All hospital based physician services where the physician provides the professional component of an inpatient hospital based service, the hospital outpatient surgery center service, or a free-standing surgery center service. The charges of an anesthesiologist and an emergency room physician and the professional charges for inpatient and outpatient dialysis are included as a Medical Service.

          6. EMERGENCY SERVICES IN THE IPA SERVICE AREA - IPA Service Area Emergency Services include emergency room charges and associated emergency room physician and ancillary charges, inpatient medical and other Medical Services which may not be delayed until facilities or physicians of the Hospital or IPA (or alternatives authorized by IPA) can be used without possible serious effects to the health of the Subscriber. Such services must be Medically Necessary Emergency Services.

II.  Medical Services exclude the following:

               a. Outpatient mental health visits in excess of twenty (20) visits per Subscriber Year.
               b. Outpatient prescription drugs, including immunosuppressive drugs.
               c.   Chemotherapy drugs.
               d. Out-of-IPA Service Area expenses, except pursuant to paragraph I(1) (d) above. PacifiCare, in consultation with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility consistent with state and federal law.
               e. Vision materials (lenses and frames), except following cataract surgery.
               f. Immunizations for foreign travel and unexpected mass immunizations.
               g. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare in accordance with state and federal law and in connection with IPA.
               h.   Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a
                    functional disorder or an accidental injury.
               i.   Respite Care

                                    ATTACHMENT A3

                             INDIVIDUAL STOP-LOSS PROGRAM

                            (THIS PROGRAM NOT APPLICABLE)

                                    ATTACHMENT A4

                                     COST OF CARE

For purposes of this Agreement, the Cost of Care for Medical Services provided or arranged by IPA to Subscribers shall equal:

     a) For services provided to Subscribers by Member Physicians who practice at IPA Facilities, [ ** ] the Medicare Locality Fee Schedule for Participating Providers as published by the Part B carrier.

     b) For services provided to Subscribers by Specialist Physicians or Outside Providers, [ ** ] of the fees actually paid by IPA.

General guidelines and special situations:

     1. Services provided by IPA which are not a benefit, as specified in the Subscriber's Secure Horizons Medical and Hospital Agreement, will not be considered a part of Cost of Care.

     2. The Cost of Care of Anesthesia Professional Services rendered by IPA shall be set at [ ** ] of usual and customary charges. The Cost of Care for Anesthesia Professional Services rendered through an outside referral or reciprocity referral shall be set at the [ ** ] of usual and customary charges, whichever is lower.

     3. Any Medical Services provided where payment is considered collectible through the coordination of benefits, third-party liability, Worker's Compensation, or any other source including Copayments, shall not be included in the Cost of Care. If, at a later date, these claims are not collectible, or only partially collectible, then these services will be included in the relevant programs, based on the Cost of Care calculation cited above.

                                    ATTACHMENT A5

                             UTILIZATION CONTROL PROGRAM

     As an incentive for the cost effective provision of Hospital Services, In-Area Emergency Services and other selected services, PacifiCare and IPA shall establish a Utilization Control Program. The Utilization Control Program shall utilize a Withhold Amount, as defined below, and shall be calculated by comparing the Budget to the Expenses, as such terms are defined below.

A. WITHHOLD AMOUNT - PacifiCare shall withhold from IPA's monthly Capitation Payment an amount equal to [ ** ] of the Monthly HCFA Payment to apply to IPA's share of Budget Deficits, if any. PacifiCare may prospectively adjust the Withhold Amount on a quarterly basis based upon the results of the Utilization Control Program calculation. If the Agreement is terminated or non-renewed pursuant to Section 6 or Section 7 of the Agreement, PacifiCare may choose to adjust the Withhold Amount at the time that the notice of termination or non-renewal is served.

B.   BUDGET - The Budget shall equal the sum of 1. and 2. below:

     1. For Hospital Services, [ ** ] of the Monthly HCFA Payment for those Subscribers designating IPA as their Participating Medical Group ("IPA Subscribers"), MINUS [ ** ] of the Monthly HCFA Payment in consideration of the Reinsurance Program as set forth in subsection
          (c) (4) herein.

     2. For outpatient prescription drugs and other Benefit Withhold Services, [ ** ] of the monthly revenue received from HCFA for Subscribers who have designated IPA as their Participating Medical Group, plus
          [ ** ] per member per month rebate for drugs ("Drug Rebate") ordered through Prescription Solutions during any calendar year. Notwithstanding Section 12.12, PacifiCare may amend the Drug Rebate on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.

C.   EXPENSES - Expenses shall be valued as the total of the following:

     1. INPATIENT EXPENSE AT HOSPITAL - Inpatient costs for Hospital Services rendered at Hospital, valued at the amount paid to Hospital by PacifiCare; plus,

     2. NON-INPATIENT EXPENSES AT HOSPITAL - Other Hospital Services provided by Hospital other than inpatient services, valued at the amount paid to Hospital by PacifiCare; plus,

     3. HOSPITAL SERVICES NOT PROVIDED AT HOSPITAL - The actual amount paid by PacifiCare for Hospital Services not provided by Hospital; MINUS

     4. REINSURANCE LIMIT - Any amount of Hospital Services Expense, as defined in subsection (c) (1) through (3) above, in excess of the Reinsurance Deductible specified in Paragraph 5.04 of this Agreement; MINUS,

     5. COORDINATION OF BENEFITS - Any amount received by PacifiCare from third parties as the result of coordination of benefits and third party recoveries for Hospital Services; plus,

     6.   Outpatient prescription drugs; plus

     7.   Acute hospital days greater than 150 per year; plus

     8.   Respite Care; plus,

     9.   Immunosuppressive drugs; plus,

     10.  Mammography (see Section E of Attachment C)

D.   PAYMENTS TO IPA UNDER UTILIZATION CONTROL PROGRAM

     1. BUDGET EXCEEDS EXPENSES - In the event the annual Budget exceeds annual Expenses, PacifiCare shall pay IPA the Withhold Amount, if any, plus an amount equal to [ ** ] of the amount by which the annual Budget exceeds annual Expenses, up to a limit of [ ** ] of the annual Budget.

     2. EXPENSES EXCEED BUDGET - In the event that annual Expenses exceed annual Budget, PacifiCare shall pay IPA the Withhold Amount, if any, minus an amount equal to [ ** ] of the amount by which Expenses exceed the Budget, up to a limit of [ ** ] of the annual Budget.

          To the extent that the portion of the calculated deficit for which IPA is responsible exceeds the Withhold Amount, IPA shall not be entitled to any of the Withhold Amount. After the Withhold Amount has been exceeded, any remaining portion of the deficit for which IPA is responsible shall be carried forward into the succeeding term. An amount equal to this remaining portion of the deficit will be withheld from IPA's monthly Capitation Payment, using a mutually agreed upon payment schedule, not to exceed one (1) Year.

          Should this Agreement terminate leaving no successive term to carry forward an existing deficit amount, such deficit amount shall be due and payable by IPA to PacifiCare within one hundred fifty (150) days of the effective date of termination of this Agreement.

E.   SETTLEMENT OF UTILIZATION CONTROL PROGRAM PAYMENTS

     PacifiCare shall make interim Utilization Control Program calculations and payments, if any, on a quarterly basis within sixty (60) days after the end of each calendar quarter from the Effective Date. Quarterly payments will be made to IPA based on the calculations specified in subsection (D) above. The Expense figure used in quarterly incentive program calculations shall also include an "Incurred But Not Reported" factor in order to account for outstanding Medical Services claims. PacifiCare shall make an annual Utilization Control Program payment to IPA within one hundred and fifty
     (150) days of the end of each Year.

                                     ATTACHMENT B

              SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBER AGREEMENT

Provided to IPA by PacifiCare concurrent with the execution of this Agreement.

IPA

Received this                      day of           , 19  ,
              --------------------        ----------    --
By:
   ----------------------------------

Title:
      -------------------------------

                                    ATTACHMENT C

                                    COMPENSATION

A. BENEFIT WITHHOLD

          PacifiCare shall retain [ ** ] of the revenue received each month from HCFA to fund the following Subscriber benefits. These benefits are outlined more specifically in the Secure Horizons Medical and Hospital Subscriber Agreement.

              1) Outpatient prescription drugs
              2) Acute hospital days greater than 150 per year
              3) Respite Care
              4) Immunosuppressive Drugs
              5) Mammography (see Section E below)

          IPA shall be given the opportunity to share in any savings which may be present in the Utilization Control Program as described in Attachment A5.

In addition, for the Secure Horizons preventative dental benefit, PacifiCare shall retain an additional [ ** ] of the revenue received each month from HCFA to fund the preventative dental benefit.

B. MONTHLY HCFA PAYMENT

          PacifiCare shall pay IPA [ ** ] of the Monthly HCFA Payment, LESS the applicable ISL Premium identified in Attachment A3 as payment for Individual Stop Loss coverage. The percent of monthly HCFA Payment stated above includes [ ** ] which is the value of IPA's covenant not to compete as outlined in Section 9 of this Agreement. Should IPA breach the covenant not to compete, PacifiCare shall reduce the percent of monthly HCFA Payment by this [ ** ] commencing the month in which the breach occurs. It is understood that any existing Medicare Risk arrangements that the IPA currently has in effect does not constitute a breach for this purpose. The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased to reflect increases or decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments to reflect adjustments made by HCFA, if any.

PacifiCare shall provide IPA appropriate documentation in support of the actual Capitation Payment made. Should IPA desire additional billing information, PacifiCare shall make available for inspection other mutually agreed upon documents, upon thirty (30) days prior written notice from IPA. IPA shall have the right to reasonably audit PacifiCare's books and records directly relating only to IPA's Capitation Payment determinations upon thirty (30) days prior written notice at IPA's sole expense.

C. RETIREE SUBSCRIBER COMPENSATION

          IPA shall receive an additional per month payment from PacifiCare for certain Retiree Subscribers whose benefit plans permit a lesser Copayment.
This additional amount shall be determined by PacifiCare based on the number of Retiree Subscribers enrolled each month in each of the Copayment categories set forth below.


                 Copayment Paid                          Monthly Payment
              By Retiree Subscriber                   Per Retiree Subscriber
              ---------------------                   ----------------------
                      $ 0                                    [  **  ]
                      $ 1                                    [  **  ]
                      $ 2                                    [  **  ]
                      $ 3                                    [  **  ]
                      $ 4                                    [  **  ]
                      $ 5                                    [  **  ]


E.        MAMMOGRAPHY

          IPA shall receive [ ** ] for each screening and diagnostic mammography study performed above the 1987 PacifiCare-wide baseline, specific to the Secure Horizons program, for such studies. (This baseline equals 267 studies per 1,000 adult females.) The amount due to IPA shall be calculated based upon utilization data submitted by IPA and shall be paid within one hundred and fifty (150) days of the end of the current calendar year.

                                    ATTACHMENT D

                PACIFICARE PROVIDER POLICIES AND PROCEDURES MANUAL

Provided to IPA by PacifiCare concurrent with the execution of this Agreement.



IPA



Received this                      day of           , 19  ,
              --------------------        ----------    --
By:
   ----------------------------------

Title:
      -------------------------------

                                    ATTACHMENT F

                                   IPA FACILITIES

                      (PROSPECT MEDICAL GROUP, INC. NETWORKS)

See attached list of the IPA Facilities for each of the Prospect Medical Group, Inc. Networks listed below.

1.        JOSHUA MEDICAL GROUP

          CITIES IN SERVICE AREA:

          Cerritos
          Buena Park
          Anaheim

2.        NUESTRA FAMILIA MEDICAL GROUP

          CITIES IN SERVICE AREA:

          Huntington Park
          Gardena
          Bell Gardens
          Los Angeles
          Norwalk
          Temple City
          Bell

3.        SEOUL MEDICAL GROUP

          CITIES IN SERVICE AREA:

          Los Angeles
          Van Nuys
          Huntington Park
          Lawndale
          La Palma
          Garden Grove
          Santa Ana
          Cerritos
          Bellflower
          La Mirada
          Anaheim
          Hawaiian Gardens
          Artesia
          Torrance
          Long Beach

4.        PROSPECT MEDICAL GROUP CENTRAL:

          CITIES IN SERVICE AREA:

          Fountain Valley
          Garden Grove
          Huntington Beach
          Long Beach
          Orange
          Santa Ana
          Tustin

5.        PROSPECT MEDICAL GROUP SOUTH:

          CITIES IN SERVICE AREA:

          Costa Mesa
          Irvine

                                    ATTACHMENT G


                        DIVISION OF FINANCIAL RESPONSIBILITY

The attached template outlines the division of financial responsibility between IPA, the Hospital Incentive Program (HIP), and PacifiCare (PC), the intent being to clarify Medical Service and Hospital Service categories in order to provide for accurate administration. As it is impossible to include every service available, the template serves as a model under which broad Medical Service and Hospital Service categories suggest the appropriate financial responsibility for services or items not specifically listed.

                        DIVISION OF FINANCIAL RESPONSIBILITY
                                     CALIFORNIA
                       Secure Horizons Shared Risk Agreement
              (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA Prospect Medical Group, Inc.


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)
----------------------------

AIDS - Professional Component
     - Facility Component
Allergy
     - Testing
     - Serum
Ambulance, Air or Ground - In Area
                         - Out of Area
Amniocentesis
Anesthetics, Administration of
     (Anesthesiology)
Artificial Insemination
Artificial Limbs (DME)
Biofeedback
Blood & Blood Products (Including
  Professional Component)
     - From Blood Bank                                           [  **  ](1)
     - Autologous Blood Donation
Chemical Dependency Rehabilitation
     - Inpatient Facility Component
     - Inpatient Professional Component
     - Outpatient Professional Component
     - Outpatient Facility Component
Chemotherapy
     - Drugs
     - Professional Component
Chiropractic (Medicare Approved Only)
Colostomy Supplies
     - Outpatient
     - Inpatient
Contact Lenses
     - Intraocular lens (surgically
        implanted)
     - Incident to Cataract Surgery
        (not surgically implanted)
Cosmetic Surgery (Medically Necessary)
     - Facility Component
     - Professional Component
Dental Services (for repair of
  accident/injury only)
     - Facility Component
     - Professional Component
Detox
     - Facility Component
     - Professional Component
Durable Medical Equipment (DME)
  (Medicare Approved Only)
     - Surgically Implanted
     - Inpatient or S.N.F.
     - Outpatient
     - Hearing Aids

(1) All references to division of responsibility have been deleted.

                        DIVISION OF FINANCIAL RESPONSIBILITY
                                     CALIFORNIA
                       Secure Horizons Shared Risk Agreement
              (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA Prospect Medical Group, Inc.


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)
----------------------------

Emergency Admissions
     - In Area: - Facility Component
     -          - Professional Component
     - Out of Area:  - Facility Component
        - Professional Component
Emergency Room Facility Component
     - In Area
     - Out of Area
Emergency Room Physicians - In Area
     - Initial Treatment and Hospital
       Based MDs (interpretation)
     - Consults
     - Out of Area
Employment Physical
Endoscopic Studies
     - With Biopsy                                                   [  **  ](1)
     - Without Biopsy
Experimental Procedures
Family Planning (Medicare Approved Only)
  (e.g.: Amniocentesis)
     - Professional Component
     - Facility Component
Fetal Monitoring
     - Outpatient (diagnostic)
     - Inpatient
Genetic Testing
Health Education
Health Evaluation (Physical)
Hearing Aids
Hearing Screening
Hemodialysis
     - Inpatient
     - Outpatient
Home Health Care
        (includes IV or injectables)
Hospice Services (Special Medicare
  Reimbursement Program)
     - Inpatient
     - Professional Component
Hospital Based Physicians (Inpatient)
     - Anesthesiology
     - Audiology
     - Cardiology
     - Emergency Room
     - Diagnostic Services
     - Neonatology
     - Neurology
     - Nephrology

(1) All references to division of responsibility have been deleted.

                        DIVISION OF FINANCIAL RESPONSIBILITY
                                     CALIFORNIA
                       Secure Horizons Shared Risk Agreement
              (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA Prospect Medical Group, Inc.


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)
----------------------------

Hospital Based Physicians (continued)
     - Pathology
     - Physical Medicine
     - Pulmonary
     - Radiology
     - Radiation Oncology
     - Surgeon
Hospitalization, Inpatient Services,
  Supplies, Testing
     - In Area
     - Out of Area
Immunization and Inoculations
     - As Medically Indicated
       Medicare Approved
     - For Work/Travel
Infertility (Diagnosis and Treatment)
     - Professional Component
     - Facility Component
Injections and Injected Substances
    (outpatient)
Insulin & Syringes
Laboratory Services
     - Outpatient                                                  [  **  ](1)
     - Inpatient
Lithotripsy
     - Professional Component
     - Facility Component
Mammography
Marriage Counseling
Medication
     - Inpatient
     - Outpatient Covered Injectables
     - Outpatient Non-injectables
Mental Health
     - Inpatient Facility Component
     - Inpatient Professional Component
     - Outpatient Professional Component
Nuclear Medicine Diagnostics
Nuclear Medicine Treatment/Therapy
     - Facility Component (inpatient)
     - Facility Component (outpatient)
     - Professional Component
Nutritional/Dietetic Counseling
Office Visit Supplies, Splints,
    Bandages, etc.
Organ Transplants (non-experimental)
     - Facility component
     - Professional component

(1) All references to division of responsibility have been deleted.

                        DIVISION OF FINANCIAL RESPONSIBILITY
                                     CALIFORNIA
                       Secure Horizons Shared Risk Agreement
              (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA Prospect Medical Group, Inc.


                                                                            Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)
----------------------------

O.P. Surgery
     - Facility Component
     - Professional Component
       (Facility Based Mds)
     - Professional Component - other
     - Anesthesiology
Outpatient Surgery/Facility/Based
  Physicians
     - Anesthesiology
     - Audiology
     - Cardiology
     - Emergency Room
     - Diagnostic Services
     - Neonatology
     - Neurology
     - Nephrology
     - Pathology
     - Physical Medicine
     - Pulmonary
     - Radiology
     - Radiation Oncology                                          [  **  ](1)
     - Surgeon
Outpatient Diagnostic Services
   (including, but not limited to,
   those listed below)
     - Angiograms
     - Cat Scan
     - 2 D Echo
     - EEG
     - EKG
     - EMG
     - ENG
     - MRI
     - Treadmills
     - Ultrasound
Physical Therapy
     - Inpatient
     - Outpatient
Physician Visits
     - To Hospital
     - To S.N.F.
     - To Patients Home
Physician Office Visits/Consultations
Podiatry Services (requires P.M.G.
  referral)
Pregnancy
     - Professional Component
     - Facility Component
Prosthetic Devices
     - Inpatient
     - Outpatient

(1) All references to division of responsibility have been deleted.

                        DIVISION OF FINANCIAL RESPONSIBILITY
                                     CALIFORNIA
                       Secure Horizons Shared Risk Agreement
              (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA Prospect Medical Group, Inc.


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)
----------------------------

Radiology Services
     - Outpatient
     - Inpatient
     - O.P. Surgery
Reconstructive Surgery
     - Facility Component
     - Professional Component
     - Prosthetics
Refractions
Rehabilitation (Short Term) (e.g.: P.T.,
  O.T., Speech, Cardiac Therapy)
     - Inpatient Facility Component
     - Inpatient Professional Component
     - Outpatient Facility Component
     - Outpatient Professional Component                           [  **  ](1)
Skilled Nursing Facility
Social Services - Medical
Specialist Consultations
Surgical Supplies
     - Inpatient
     - Outpatient Facility
     - Outpatient
TMJ
     - Dental Treatment
     - Diagnosis and Medically Necessary
       Correction
     - Inpatient Facility Component
Transfusions
     - From Blood Bank
     - Autologous Blood Donation
Tissue Plasminogen Activator (TPA)
Vision Screening
Vision Care
     - Implanted Lenses (cataract surgery)
     - Lenses and Frames incident to
       cataract surgery
     - Non-cataract Related Lenses and
         Frames
     - Medically necessary care
     - Refractions


(1) All references to division of responsibility have been deleted.